EXHIBIT 4.8

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

ABGENIX, INC.

AND

ASTRAZENECA UK LIMITED

OCTOBER 15, 2003

TABLE OF CONTENTS

1.	Definitions
	1.1.	General
	1.2.	Defined Terms

2.	Authorization, Purchase and Sale of Securities
	2.1.	Authorization of Securities
	2.2.	Purchase and Sale of Securities
	2.3.	Closing(s)

3.	Representations and Warranties of the Company
	3.1.	Incorporation
	3.2.	Subsidiaries
	3.3.	Capitalization; Indebtedness
	3.4.	Authorization
	3.5.	Valid Issuance; Offering
	3.6.	Financial Statements
	3.7.	Absence of Certain Changes
	3.8.	Absence of Litigation
	3.9.	Intellectual Property
	3.10.	Disclosure Documents; Registration Statements
	3.11.	Consents
	3.12.	No Conflict, Violation or Default
	3.13.	Compliance with Laws; Permits
	3.14.	Tax Matters
	3.15.	Nasdaq National Market
	3.16.	Title to Property and Assets
	3.17.	Labor Relations
	3.18.	Environmental Matters
	3.19.	Insurance
	3.20.	Related Party Transactions
	3.21.	Solvency
	3.22.	Registration Rights
	3.23.	Form S-3 Eligibility
	3.24.	No Integrated Offering
	3.25.	General Solicitation
	3.26.	Brokers and Finders
	3.27.	Rights Plan
	3.28.	Disclosure

4.	Representations and Warranties of The Purchaser
	4.1.	Organization
	4.2.	Authorization
	4.3.	Purchase Entirely for Own Account Etc
	4.4.	Investor Status; Etc
	4.5.	Securities Not Registered
	4.6.	No Conflict

	4.7.	Consents
	4.8.	Purchaser’s Ownership of Common Stock
	4.9.	Brokers and Finders

5.	Covenants
	5.1.	HSR Act Filings
	5.2.	Other Governmental Approvals
	5.3.	Further Assurances
	5.4.	Standstill
	5.5.	Form D; Blue Sky Laws
	5.6.	Reservation of Shares; Compliance with Listing Rules
	5.7.	Best Efforts
	5.8.	Rights Agreement and Similar Plans or Agreements

6.	Conditions Precedent
	6.1.	Conditions to the Obligation of the Purchaser to Consummate the Initial Closing
	6.2.	Conditions to the Obligation of the Company to Consummate the Initial Closing
	6.3.	Conditions to the Obligation of the Purchaser to Consummate each Subsequent Closing
	6.4.	Conditions to the Obligation of the Company to Consummate each Subsequent Closing

7.	Registration of the Securities; Compliance with the Securities Act
	7.1.	Transfer Restrictions
	7.2.	Legends
	7.3.	Revised Legends
	7.4.	State Restrictions

8.	Registration Rights
	8.1.	Mandatory Registration
	8.2.	Registration Procedures and Other Matters
	8.3.	Transfer of Securities; Suspension
	8.4.	Obligations of the Holders
	8.5.	Registration Expenses
	8.6.	Indemnification
	8.7.	Registration Defaults
	8.8.	Rule 144
	8.9.	Transfer of Registration Rights

9.	Termination
	9.1.	Conditions of Termination
	9.2.	Effect of Termination

10.	Information
	10.1.	SEC Filings and Financial Statements
	10.2.	Press Releases

	10.3.	Nonpublic Information

11.	Miscellaneous Provisions
	11.1.	Public Statements or Releases
	11.2.	Survival; Rights Cumulative
	11.3.	Pronouns
	11.4.	Notices
	11.5.	Captions
	11.6.	Severability
	11.7.	Governing Law
	11.8.	Service of Process; Consent to Jurisdiction; Venue
	11.9.	Waiver
	11.10.	Expenses
	11.11.	Assignment
	11.12.	Counterparts
	11.13.	Entire Agreement; Amendments
	11.14.	No Right of Setoff

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of the 15th day of October, 2003 by and between Abgenix, Inc., a Delaware corporation with its principal office at 6701 Kaiser Drive, Fremont, California 94555, United States of America (the “Company”), and AstraZeneca UK Limited, a company organized under the laws of England with its principal office at Alderley House, Alderley Park, Macclesfield, Cheshire SK10 4TF, United Kingdom (the “Purchaser”).

WHEREAS, the Company and the Purchaser are, simultaneously herewith, entering into a Collaboration Agreement, of even date herewith (the “Collaboration Agreement”), and, in connection with the transactions contemplated thereby, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, certain securities of the Company, upon the terms and conditions set forth herein;

WHEREAS, the Company proposes to designate and authorize for issuance (i) 50,000 shares of its Series A-1 Convertible Preferred Stock, $0.0001 par value per share (the “Series A-1 Preferred Stock”), having the terms, rights, limitations and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit B (the “Series A-1 Certificate of Designation”), (ii) 50,000 shares of its Series A-2 Convertible Preferred Stock, $0.0001 par value per share (the “Series A-2 Preferred Stock”), having the terms, rights, limitations and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit C (the “Series A-2 Certificate of Designation”), which shares of Series A-2 Preferred Stock will be exchangeable for a Convertible Subordinated Promissory Note of the Company in the form attached to the Series A-2 Certificate of Designation as Exhibit A, (iii) 30,000 shares of its Series A-3 Convertible Preferred Stock, $0.0001 par value per share (the “Series A-3 Preferred Stock”), and (iv) 30,000 shares of its Series A-4 Convertible Preferred Stock, $0.0001 par value per share (the “Series A-4 Preferred Stock”) (each of the Series A-3 Preferred Stock and the Series A-4 Preferred Stock having the terms, rights, limitations and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit D (the “Series A-3/A-4 Certificate of Designation”)), which shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock and the Convertible Note, if any, will, upon issuance, be convertible into authorized but unissued shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”);

WHEREAS, the Company desires initially to issue and sell to the Purchaser, and the Purchaser desires initially to purchase from the Company, 50,000 shares of Series A-1 Preferred Stock and 50,000 shares of Series A-2 Preferred Stock (the “Initial Preferred”), upon the terms and conditions set forth herein; and

WHEREAS, upon the achievement of certain milestones relating to the collaborative efforts contemplated by the Collaboration Agreement, as more fully specified herein, the Company desires to have the option to issue and sell to the Purchaser up to 30,000 shares of Series A-3 Preferred Stock and up to 30,000 shares of Series A-4 Preferred Stock (collectively, the “Conditional Preferred”), upon the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                       Definitions.

1.1.                              General.  Unless otherwise specified, references in this Agreement to any section are references to such section of this Agreement and, unless otherwise specified, references in any section or definition to any clause are references to such clause of such section or definition.  Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may permit or require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The term “including” means including, without limiting the generality of any description preceding such term.  Each reference herein to any Person shall include a reference to such Person’s successors and permitted assigns.  Unless otherwise specified, references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

1.2.                              Defined Terms.  As used in this Agreement, the following terms shall have the following respective meanings:

(a)                                “Adverse Rights Plan Event” has the meaning set forth in Section 5.8.

(b)                               “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person.  For the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

(c)                                “Agreement” has the meaning set forth in the first paragraph hereof.

(d)                               “Amended Rights Agreement” has the meaning set forth in Section 6.1(k).

(e)                                “Beneficially Own” or “Beneficial Ownership” is defined in Rules 13d-3 and 13d-5 of the Exchange Act.

(f)                                  “Board of Directors” means the board of directors of the Company.

(g)                               “Business Day” means any day that, in the State of New York and the State of California, is not a day on which banking institutions are authorized by law or regulation to close.

(h)                               “Certificates of Designation” means the Series A-1 Certificate of Designation, Series A-2 Certificate of Designation and the Series A-3/A-4 Certificate of Designation.

(i)                                   “Closings” has the meaning set forth in Section 2.3.

(j)                                   “Collaboration Agreement” has the meaning set forth in the preamble hereto.

(k)                                “Commitment” has the meaning set forth in Section 3.7.

(l)                                   “Common Stock” has the meaning set forth in the preamble hereto.

(m)                             “Company” has the meaning set forth in the first paragraph hereof.

(n)                               “Conditional Preferred” has the meaning set forth in the preamble hereto.

(o)                               “Conditional Preferred Option” has the meaning set forth in Section 2.2.

(p)                               “Controlled Entity” has the meaning set forth in Section 5.4.

(q)                               “Conversion Stock” means the shares of Common Stock issuable upon conversion of the Preferred Stock or the Convertible Note, if any.

(r)                                  “Convertible Note” means a Convertible Subordinated Promissory Note of the Company in the form attached to the Series A-2 Certificate of Designation as Exhibit A, which may be issued by the Company pursuant to Section 7 of the Series A-2 Certificate of Designation.

(s)                                “Correspondence” has the meaning set forth in Section 11.4.

(t)                                  “Current Average Market Price” means, with respect to shares of the Common Stock as of a given day, the arithmetic mean of the daily Market Prices of shares of the Common Stock for the 30 consecutive Trading Days commencing 45 Trading Days before the date of determination, calculated by taking the sum of the Market Prices for shares of the Common Stock for each of the 30 days in the specified period and dividing the foregoing sum by 30.

(u)                               “Disclosure Documents” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, and any Current Reports on Form 8-K filed by the Company on or after August 14, 2003, together in each case with any documents incorporated by reference therein or exhibits thereto.

(v)                               “Disclosure Schedule” has the meaning set forth in Section 3.

(w)                             “Employees” has the meaning set forth in Section 3.17.

(x)                                 “Environmental Laws” has the meaning set forth in Section 3.18.

(y)                               “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

(z)                                 “Fifteen-Day Notice Period” has the meaning set forth in Section 8.1(e).

(aa)                          “Final Closing Date” means the later of (a) November 14, 2003, and (b) the date that is ten (10) days after the receipt of all required approvals or waivers under any antitrust laws required to be sought pursuant to the provisions of Section 5.1 but in no event later than March 31, 2004.

(bb)                        “Final Date” has the meaning set forth in Section 8.1.

(cc)                          “Financial Statements” has the meaning set forth in Section 3.6.

(dd)                        “First Milestone Event” means the achievement of the research and development milestone described as the “First Milestone” in Exhibit E.

(ee)                          “Forced Conversion Event” has the meaning set forth in Section 8.1(e).

(ff)                              “Forced Conversion Shares” has the meaning set forth in Section 8.1(e).

(gg)                        “GAAP” has the meaning set forth in Section 3.6.

(hh)                        “Holders” has the meaning set forth in Section 8.3.

(ii)                                “HSR Act” has the meaning set forth in Section 3.11.

(jj)                                “Indebtedness” means, with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay deferred and unpaid purchase price of property or services, which purchase price is due more than 6 months after the date of placing such property or service or taking delivery or title thereto or the completion of such services, except trade payables, (v) all capitalized lease obligations of such Person, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person, (vii) all indebtedness of other Persons guaranteed by such Person to the extent such indebtedness is guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under currency agreements and interest rate agreements.

(kk)                          “Initial Closing” has the meaning set forth in Section 2.3.

(ll)                                “Initial Closing Date” has the meaning set forth in Section 2.3.

(mm)                    “Initial Preferred” has the meaning set forth in the preamble hereto.

(nn)                        “Initial Registration Statement” has the meaning set forth in Section 8.1.

(oo)                        “Intellectual Property” has the meaning set forth in Section 3.9.

(pp)                        “Market Price” means, with respect to a particular security, on any given day, the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the NNM or, if the security is not listed or admitted to trading on the NNM, on the principal national securities exchange on which the security is listed or admitted to trading or, if not listed or admitted to trading on the NNM or any national securities exchange, the last reported sales price of the security as quoted on NASDAQ or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on NASDAQ or any comparable system or, if the security is not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Maker for that purpose.  If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

(qq)                        “Material Adverse Effect” means, individually or collectively, a material adverse effect on, or a material adverse change in, or group of such effects on or changes in, (i) the business, operations, condition (financial or otherwise), results of operations, properties, assets or liabilities (contingent or otherwise) of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company to perform its obligations under or with respect to this Agreement, the Preferred Stock, the Convertible Note, if any, or any Promissory Note.

(rr)                              “Milestone Event” means the First Milestone Event and the Second Milestone Event.

(ss)                          “NNM” means the Nasdaq National Market.

(tt)                              “Non-Notifying Party” has the meaning set forth in Section 5.4.

(uu)                        “Notifying Party” has the meaning set forth in Section 5.4.

(vv)                        “Option Exercise Notice” has the meaning set forth in Section 2.2.

(ww)                    “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association or joint venture.

(xx)                            “Preemptive Notice” has the meaning set forth in Section 5.4.

(yy)                        “Preferred Stock” means the Initial Preferred and the Conditional Preferred.

(zz)                            “Promissory Note” means any Subordinated Promissory Note in the form attached as an Exhibit to the Certificates of Designation or any Subordinated Promissory Note in the form attached as Exhibit A to the Convertible Note.

(aaa)                    “Prospectus” has the meaning set forth in Section 8.1.

(bbb)                 “Purchaser” has the meaning set forth in the first paragraph hereof.

(ccc)                    “Registrable Securities” means the shares of Common Stock issuable upon conversion of the Preferred Stock and the Convertible Note, if any, together with all additional shares of the Company’s capital stock issued or issuable in connection therewith or with respect thereto as the result of any stock split, stock dividend or distribution, exchange, recapitalization, anti-dilution adjustment, or any similar transaction.

(ddd)                 “Registration Default” has the meaning set forth in Section 8.7.

(eee)                    “Registration Default Price” means

(i)                                     for purposes of Section 8.7(b), with respect to shares of Common Stock and any given 30-day period or part thereof during which a Registration Default has occured or is continuing, the conversion price per share at which such shares of Common Stock were delivered upon conversion of shares of Preferred Stock or the Convertible Note, as the case may be; and

(ii)                                  for purposes of Section 8.7(d), with respect to shares of Common Stock, the greater of (A) the arithmetic mean of the daily Market Prices of shares of Common Stock for the ten (10) consecutive Trading Days commencing on the eleventh (11th) Trading Day preceding the closing date for the purchase of shares of Common Stock pursuant to Section 8.7(d) and ending on the Trading Day next preceding such closing date and (B) the arithmetic mean of the daily Market Prices of shares of Common Stock for the ten (10) consecutive Trading Days commencing on the eleventh (11th) Trading Day preceding the first day of the Registration Default giving rise to the right of the Company to purchase Registrable Securities pursuant to Section 8.7(d) and ending on the Trading Day next preceding the first day of such Registration Default.

(fff)                          “Registration Statement(s)” has the meaning set forth in Section 8.1 and, for purposes of Section 8.6, the meaning set forth in Section 8.6.

(ggg)                 “Rights Agreement” has the meaning set forth in Section 6.1(k).

(hhh)                 “SEC” means the Securities and Exchange Commission.

(iii)                             “Second Milestone Event” means the achievement of the research and development milestone described as the “Second Milestone” in Exhibit E.

(jjj)                             “Securities” means the shares of Preferred Stock, the Convertible Note, if any, and any Promissory Notes issued pursuant to this Agreement or in connection with the transactions contemplated hereby.

(kkk)                    “Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

(lll)                             “Selling Stockholder” has the meaning set forth in Section 8.6.

(mmm)           “Series A-1 Certificate of Designation” has the meaning set forth in the preamble hereto.

(nnn)                 “Series A-2 Certificate of Designation” has the meaning set forth in the preamble hereto.

(ooo)                 “Series A-3/A-4 Certificate of Designation” has the meaning set forth in the preamble hereto.

(ppp)                 “Series A-1 Preferred Stock” has the meaning set forth in the preamble hereto.

(qqq)                 “Series A-2 Preferred Stock” has the meaning set forth in the preamble hereto.

(rrr)                          “Series A-3 Option” has the meaning set forth in Section 2.2.

(sss)                    “Series A-3 Preferred Stock” has the meaning set forth in the preamble hereto.

(ttt)                          “Series A-4 Option” has the meaning set forth in Section 2.2.

(uuu)                 “Series A-4 Preferred Stock” has the meaning set forth in the preamble hereto.

(vvv)                 “Standstill Period” means the period commencing on the date hereof and ending on the first day on which (i) either (A) all shares of Preferred Stock issuable pursuant to this Agreement have been issued by the Company to the Purchaser, or (B) each of the Series A-3 Option and the Series A-4 Option has expired without having been exercised by the Company or has been terminated by Purchaser in accordance with the terms of Section 2.3(b); (ii) no shares of Preferred Stock remain outstanding as a result of any and all such shares having been converted or redeemed; and (iii) no portion of the principal amount of the Convertible Note, if any, remains outstanding as a result of the entire principal amount having been converted or repaid.

(www)           “Standstill-Related Notice” has the meaning set forth in Section 5.4.

(xxx)                       “Standstill Restricted Securities” has the meaning set forth in Section 5.4.

(yyy)                 “Subsequent Closing” has the meaning set forth in Section 2.3.

(zzz)                       “Subsequent Closing Date” has the meaning set forth in Section 2.3.

(aaaa)              “Subsequent Registration Statements” has the meaning set forth in Section 8.1.

(bbbb)          “Subsidiary” has the meaning given to such term in Rule 12b-2 under the Exchange Act.

(cccc)              “Suspension” has the meaning set forth in Section 8.3.

(dddd)          “Suspension Notice” has the meaning set forth in Section 8.3.

(eeee)              “Suspension Period” has the meaning set forth in Section 8.3.

(ffff)                      “Trading Day” means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are generally not traded on the principal exchange or market in which such security is traded.

(gggg)          “Transferee” has the meaning set forth in Section 8.3.

(hhhh)          “Voting Securities” has the meaning set forth in Section 5.4.

2.                                       Authorization, Purchase and Sale of Securities.

2.1.                              Authorization of Securities.  The Company has, or on or before the Initial Closing Date will have, (a) created a series of its preferred stock consisting of 50,000 shares of Series A-1 Preferred Stock and authorized the issuance thereof, (b) created a series of its preferred stock consisting of 50,000 shares of Series A-2 Preferred Stock and authorized the issuance thereof, (c) authorized the issuance of the shares of Conversion Stock issuable upon conversion of the Initial Preferred, (d) authorized a series of its preferred stock consisting of 30,000 shares of Series A-3 Preferred Stock, (e) authorized a series of its preferred stock consisting of 30,000 shares of Series A-4 Preferred Stock, and (f) authorized the issuance of the shares of Conversion Stock issuable upon the conversion of the Conditional Preferred.

2.2.                              Purchase and Sale of Securities.

(a)          Purchase and Sale of Initial Preferred.  Subject to and upon the terms and conditions set forth in this Agreement, at the Initial Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 50,000 shares of Series A-1 Preferred and 50,000 shares of Series A-2 Preferred, all at a purchase price of $1,000 per share.

(b)         Purchase and Sale of Subsequent Preferred Stock.  Subject to and upon the terms and conditions set forth in this Agreement, at one or more Subsequent Closings, the Company shall have the option (but shall not be obligated) to issue and sell to the Purchaser, and upon the exercise by the Company of such option, the Purchaser shall purchase from the Company, (i) up to 30,000 shares of Series A-3 Preferred Stock (the “Series A-3 Option”) and (ii) up to 30,000 shares of Series A-4 Preferred Stock (the “Series A-4 Option;” and, together with the Series A-3 Option, a “Conditional Preferred Option”), in each case at a purchase price of $1,000 per share.  The Company shall have the right to exercise the Series A-3 Option at any time and from time to time within the one hundred eighty (180) days following the date on which the First Milestone Event occurs and shall have the right to exercise the Series A-4 Option at any time and from time to time within the one hundred eighty (180) days following the date on which the Second Milestone Event occurs; provided, however, that each exercise of a Conditional Preferred Option shall be for the issuance and sale by the Company of not less than ten thousand (10,000) shares; provided, further, that the Company shall not have the right to exercise the Series A-3 Option more than two (2) times and shall not have the right to exercise the Series A-4 Option more than two (2) times.  The Series A-3 Option and the Series A-4 Option are exercisable by the Company upon thirty (30) days’ prior written notice (each an “Option Exercise Notice”) to the Purchaser, which notice shall indicate the type (i.e., Series A-3 Preferred Stock or Series A-4 Preferred Stock) and number of shares of Conditional Preferred to be issued and sold at a Subsequent Closing.

2.3.                              Closing(s).

(a)          The initial closing (the “Initial Closing”) shall take place at the offices of Covington & Burling, 1330 Avenue of the Americas, New York, New York on the fifth day (or, if such day is not a Business Day, then on the next Business Day thereafter) following the date upon which the conditions to the obligations of the parties to proceed with the Initial Closing set forth in Sections 6.1(h) and 6.2(e) have been satisfied, provided that, as of such date, all terms and conditions set forth in this Agreement are satisfied with respect to the issuance of the shares of Initial Preferred, or in the event that as of such date one or more such terms or conditions are not satisfied, then the Initial Closing shall take place on the first date on which all such terms and conditions are satisfied with respect to such issuance (such closing date, the “Initial Closing Date”).  At the Initial Closing, the Company shall deliver to each Purchaser a certificate for the number of shares of Preferred Stock being purchased by it at the Initial Closing as set forth in Section 2.2(a), against payment to the Company of the purchase price therefor set forth in Section 2.2(a) by wire transfer to the Company of immediately available funds.

(b)         Each subsequent closing, if any (each, a “Subsequent Closing”), shall take place at the offices of Covington & Burling, 1330 Avenue of the Americas, New York, New York on the thirtieth day (or, if such day is not a Business Day, then on the next Business Day thereafter) following the date of the Company’s Option Exercise Notice, provided that, as of such date, all terms and conditions set forth in this Agreement are satisfied with respect to the issuance of the shares of Conditional Preferred that are the subject of such Option Exercise Notice, or in the event that as of such date one or more such terms or conditions are not satisfied, then such Subsequent Closing shall take place on the first date on which all such terms and conditions are satisfied with respect to such issuance (each such closing date, a “Subsequent Closing Date”).  In the event that one or more conditions set forth in Section 6.3 are not satisfied with respect to the issuance of the shares of Conditional Preferred that are the subject of an Option Exercise Notice within two hundred seventy (270) days following the date of the related Milestone Event, then as of such date the provisions of this Agreement relating to the right and obligation of the Company to sell such shares to the Purchaser and the right and obligation of the Purchaser to purchase such shares from the Company shall, at the election of the Purchaser made by written notice to the Company at any time following the expiration of such two hundred seventy (270) day period, terminate and be of no further force or effect.  At each Subsequent Closing, the Company shall deliver to each Purchaser a certificate for the number of shares of the relevant series of Conditional Preferred issuable to the Purchaser at such Subsequent Closing, against payment to the Company of the purchase price therefor set forth in Section 2.2(b).  The Initial Closing and each Subsequent Closing, if any, are collectively referred to as the “Closings.”

3.                                       Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser that, (a) in the case of Sections 3.7(a) and Section 3.9, except as set forth in the Disclosure Documents and, (b) in the case of all sections and subsections of this Article 3, except as set forth in the corresponding numbered section of the disclosure schedule delivered to the Purchaser prior to the execution of this Agreement (the “Disclosure Schedule”):

3.1.                              Incorporation.   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the character of its properties or the nature or conduct of its business requires such registration, qualification or authorization, except where the failure to so qualify or register would not be reasonably expected to have a Material Adverse Effect.  The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted.

3.2.                              Subsidiaries.  Each Subsidiary of the Company has been duly incorporated or formed and organized, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or other formation, has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as now conducted and as presently proposed to be conducted and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the nature or conduct of its business or the character of its properties requires such registration, qualification or authorization, except where the failure to so qualify or register would not be reasonably expected to have a Material Adverse Effect.

3.3.                              Capitalization; Indebtedness.

(a)          As of the date of this Agreement,

(i)                                     the authorized capital stock of the Company consists of 220,000,000 shares of Common Stock, par value $0.0001, and 5,000,000 shares of preferred stock, par value $0.0001 per share;

(ii)                                  (A) 50,000 shares of the Company’s authorized preferred stock have been designated as shares of Series A Participating Preferred Stock, par value $.0001 per share, and (B) one share of the Company’s preferred stock has been designated as a Special Voting Share, par value $.0001 per share;

(iii)                               no other shares of the Company’s preferred stock have been designated;

(iv)                              50,000 shares of preferred stock have been reserved for issuance pursuant to the terms of the Amended Rights Agreement; and

(v)                                 there are no shares of the Company’s preferred stock issued and outstanding.

The statements made in clauses (i) through (v) of this Section 3.3(a) will also be true and accurate as of the Initial Closing Date as though made on and as of such date, except insofar as the issuance of shares of the Initial Preferred may affect the truth and accuracy thereof.

(b)         As of the Initial Closing Date,

(i)                                     50,000 shares of the Company’s preferred stock will have been designated as Series A-1 Preferred Stock, par value $.0001 per share, and

(ii)                                  50,000 shares of the Company’s preferred stock will have been designated as Series A-2 Preferred Stock, par value $.0001 per share.

(c)          The number of outstanding shares of Common Stock as of September 30, 2003 was 88,017,227 and the total number of shares of Common Stock issuable pursuant to stock options outstanding at September 30, 2003 was 8,932,580.  In addition, as of September 30, 2003, the Company had 6,777,591 shares of Common Stock reserved for issuance pursuant to the terms of its stock option plans and employee stock purchase plans.

(d)         Except for the stock options referenced in Section 3.3(c), stock options or Common Stock issued by the Company to employees, consultants or directors in the ordinary course of business, or as contemplated by this Agreement, (i) there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests and (ii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

(e)          There are no voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or with respect to which the Company has knowledge.

(f)            Except for the Convertible Note (if any) and Promissory Notes (if any) to be issued hereunder and the Company’s 3.5% Convertible Subordinated Notes due 2007, the Company has no Indebtedness.

3.4.                              Authorization.  The Company has all requisite corporate power and authority to (a) authorize and issue the Securities and the Conversion Stock and file the Certificates of Designation, (b) authorize, execute, deliver and perform this Agreement, the Collaboration Agreement, the Convertible Note, if any, and each Promissory Note, if any, and (c) consummate the transactions contemplated by this Agreement, the Collaboration Agreement, the Convertible Note, if any, and each Promissory Note, if any.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the (i) authorization and issuance of the Securities and the Conversion Stock and the filing of the Certificates of

Designation, (ii) authorization, execution, delivery and performance of this Agreement, the Collaboration Agreement, the Convertible Note, if any, and each Promissory Note, if any, and (iii) consummation of the transactions contemplated by this Agreement, the Collaboration Agreement, the Convertible Note, if any, and each Promissory Note, if any, has been taken.  This Agreement and the Collaboration Agreement each has been duly executed and delivered by the Company, and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, by the public policy underlying state or federal securities laws (with respect only to the indemnity granted by the Company in Section 8.6), and by general equitable principles.  At or prior to the Initial Closing, the Company will have reserved for issuance the shares of Conversion Stock initially issuable upon conversion of the Initial Preferred and at or prior to each Subsequent Closing, the Company will have reserved for issuance the shares of Conversion Stock initially issuable upon conversion of the Conditional Preferred issued in connection with such closing.

3.5.                              Valid Issuance; Offering.

(a)          The Preferred Stock being purchased by the Purchaser hereunder will, upon issuance pursuant to the terms hereof and upon payment therefor, be duly authorized and validly issued, fully paid and non-assessable shares of the Company’s preferred stock, free of encumbrances and preemptive or similar rights.  The Convertible Note, if any, and each Promissory Note, if any, contemplated by the terms of the Preferred Stock or the Convertible Note will, upon issuance pursuant to the terms of the Preferred Stock or the Convertible Note, as the case may be, constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles.  Upon its issuance in accordance with the terms of the Securities, the Conversion Stock will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, free of encumbrances and preemptive or similar rights.

(b)         Subject to the accuracy of the representations made by the Purchaser in Section 4, the offer, sale and issuance of the Securities and the Conversion Stock will be exempt from the registration and prospectus delivery requirements of the Securities Act, and will have been registered or qualified (or exempt from registration or qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.6.                              Financial Statements.  The financial statements of the Company included in the Disclosure Documents (collectively, the “Financial Statements”) have been prepared in accordance with the published rules and regulations of the SEC and with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) throughout the periods indicated therein, except as may be indicated therein or in the notes thereto, and present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and the consolidated results of the operations and cash flows of the Company and its subsidiaries for the periods therein specified (except in the case of quarterly financial statements for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments which, individually and in the aggregate, are not material).  Except as reflected in such Financial Statements, the Company and its subsidiaries have no material liabilities, absolute or contingent, other than (x) ordinary course liabilities incurred since the date of the last such Financial Statements in connection with the conduct of the business of the Company and its subsidiaries and (y) intercompany liabilities among the Company and its wholly-owned Subsidiaries.  The Company has implemented and maintains a system of internal accounting controls meeting SEC requirements.

3.7.                              Absence of Certain Changes.

(a)          Since December 31, 2002, (i) the Company and its Subsidiaries have conducted their business in all material respects only in the ordinary course of such business consistent with past practice, (ii) there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(b)         Since December 31, 2002, there has not been:

(i)                                     any material commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a “Commitment”) entered into by the Company or any of its Subsidiaries, other than (A) Commitments in the ordinary course of business and (B) this Agreement and other Commitments contemplated hereby;

(ii)                                  any waiver by the Company of a valuable right or of a debt owed to it, except for such waivers made in the ordinary course of business as are not material to the assets, properties, financial condition, operating results or business of the Company;

(iii)                               any material change or amendment to a Commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or their assets or properties is bound or subject;

(iv)                              any resignation or termination of any executive officer, key employee or group of employees of the Company or any of its Subsidiaries; or

(v)                                 any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise, which change is other than with respect to an indemnity or warranty granted by the Company in a license, collaboration or similar commercial agreement.

3.8.                              Absence of Litigation.  There is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company’s knowledge, threatened by or before any governmental body or other forum against the Company that would reasonably be expected to have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Securities.  The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would reasonably be expected to have a Material Adverse Effect.  There is no material action, suit, proceeding, arbitration or claim by the Company pending or that the Company currently intends to initiate.

3.9.                              Intellectual Property.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as disclosed to Purchaser during the course of Purchaser’s due diligence investigation of the Company, (a) the Company owns or possesses sufficient legal rights to all trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property”) reasonably necessary to conduct the business now operated by it and as presently proposed to be operated by it (it being understood that, for purposes of this Section 3.9, “presently proposed to be operated by it” does not include activities to be conducted under the Collaboration Agreement), and (b) to the knowledge of the Company, the present business, activities and products of the Company do not infringe any Intellectual Property of any other Person.  Insofar as they contain representations and warranties to the effect that the Company owns or possesses sufficient Intellectual Property to conduct the activities proposed to be conducted by it under the Collaboration Agreement, the representations and warranties of the Company as set forth in Section 14.2 (other than Sections 14.2.3, 14.2.6, 14.2.8, 14.2.9 and 14.2.11) of the Collaboration Agreement are true and correct.  The Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights, that, if determined adversely to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.10.                        Disclosure Documents; Registration Statements.  The Disclosure Documents represent all filings required of the Company pursuant to the Exchange Act since December 31, 2002.  The Disclosure Documents complied, as of the date of their filing with the SEC, as to form in all material respects with the requirements of the Exchange Act.  The information contained or incorporated by reference in the Disclosure Documents was true, complete and correct in all material respects as of the respective dates of the filing thereof with the SEC; and, as of such respective dates, the Disclosure Documents did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated or superseded by any report subsequently filed by the Company with the SEC.

3.11.                        Consents.  All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein, other than in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the regulations promulgated thereunder (the “HSR Act”), the filing of the Certificates of Designation with the Secretary of State of the State of Delaware, and such filings, if any, as may be required to be made after the Initial Closing or the Subsequent Closing(s), as the case may be, under applicable federal and state securities laws and the NNM, have been obtained and will be effective as of the Initial Closing Date and each Subsequent Closing Date.

3.12.                        No Conflict, Violation or Default.

(a)          The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in any breach or violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, (i) any provision of the Certificate of Incorporation or By-laws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, or to which the Company is a party or by which the Company or its assets is bound, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(b)         Except where it would not have a Material Adverse Effect, the Company is not in breach or violation of or default (with or without notice or lapse of time, or both) under (i) its Certificate of Incorporation or By-laws, or (ii) any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound.

3.13.                        Compliance with Laws; Permits.  Since January 1, 2000, the Company has not been, and the Company is not currently, in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would be reasonably likely to result in a Material Adverse Effect.  The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would be reasonably likely to result in a Material Adverse Effect, and has not received any notice of proceedings relating to the revocation or modification of any such franchise, permit, license or other similar authority.  The Company is not in default under any such franchise, permit, license or other similar authority, which default would be reasonably likely to have a Material Adverse Effect.

3.14.                        Tax Matters.  Except in each case as would not reasonably be expected to have a Material Adverse Effect:

(a)          The Company has timely prepared and filed all tax returns required to have been filed by the Company and timely paid all taxes owed by it.

(b)         The charges, accruals and reserves included in the Financial Statements in respect of taxes for all fiscal periods covered by the Financial Statements are adequate, and there are no unpaid assessments against the Company.

(c)          All taxes that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or Person when due.

(d)         There are no tax liens or claims pending, or, to the Company’s knowledge, threatened against the Company or any of its respective assets or properties.

(e)          The Company has fully disclosed to the Purchaser all open, unresolved audit matters concerning the Company and each of its subsidiaries that are known to the Company as of the date hereof.

3.15.                        Nasdaq National Market.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the NNM.  The Company is in compliance with all applicable NNM continued listing requirements.  There is no proceeding pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of its Common Stock on the NNM and the Company has not received any notice of, nor to the knowledge of the Company is there any basis for, the delisting of its Common Stock from the NNM.

3.16.                        Title to Property and Assets.  The Company and each of its subsidiaries owns or possesses the necessary right to use or title to all properties, assets, licenses, permits and the like required to operate its business as currently operated and as currently proposed to be conducted, except for such properties, assets, licenses, permits and the like, the absence of which would not result in a Material Adverse Effect.  The properties and assets of the Company and each of its subsidiaries owned by them are owned free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except (a) for statutory liens for the payment of current taxes that are not yet delinquent, (b) liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect impair the properties and assets of the Company and its subsidiaries.  With respect to the property and assets it leases, the Company and each of its subsidiaries is in compliance with such leases in all material respects.

3.17.                        Labor Relations.  Neither the Company nor its subsidiaries is party to any collective bargaining agreement covering any individual who performs services as an employee primarily for the Company or any of its subsidiaries (including such persons who are on an approved leave of absence, vacation, short-term disability or otherwise treated as an active employee of the Company or any of its subsidiaries, “Employees”), and there are no controversies or unfair labor practice proceedings pending or, to the Company’s knowledge, threatened between the Company or any of its subsidiaries and any of their current or former Employees or any labor or other collective bargaining unit representing any current or former Employee of the Company or any of its subsidiaries that, in each case, would reasonably be expected to have a Material Adverse Effect.  To the Company’s knowledge, no organizational effort is presently being made or, to the Company’s knowledge, threatened by or on behalf of any labor union.

3.18.                        Environmental Matters.  Neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim (or aware of any pending investigation that would reasonably be expected to lead to such a claim) relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect.

3.19.                        Insurance.  All insurance policies carried by the Company, or covering the Company’s properties, are in full force and effect, and no notice of cancellation has been given with respect to any such policy.  All premiums due on such policies have been paid in a timely manner and the Company has complied in all material respects with the terms and provisions of such policies.  The insurance coverage provided by such policies is provided by insurers that, to the knowledge of the Company, are solvent, and is in such amount and types of coverage which are adequate and customary for the industry in which the Company operates.

3.20.                        Related Party Transactions.  There have been no transactions between the Company, on the one hand, and its employees, officers, directors or stockholders, on the other hand, that would have been required to be disclosed by the Company in the Disclosure Documents pursuant to the Exchange Act and the rules and regulations promulgated thereunder, that were not so disclosed as required.

3.21.                        Solvency.  The Company has sufficient funds and cash flow to pay its debts and liabilities as they become due.

3.22.                        Registration Rights.  Except as contemplated in this Agreement, as of the date of this Agreement, the Company is not a party to and has no obligations under any currently effective agreement or instrument that requires or may require the Company to register under the Securities Act the sale of any of its presently outstanding securities or any of its securities that may be subsequently issued.

3.23.                        Form S-3 Eligibility.  The Company is eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

3.24.                        No Integrated Offering.  Neither the Company nor any of is Affiliates nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act; or would require the integration of this offering with any other offering of securities for purposes of determining the need to obtain stockholder approval of the transactions contemplated hereby under the rules of the Nasdaq Stock Market.

3.25.                        General Solicitation.  Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Securities.

3.26.                        Brokers and Finders.  The Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement.  The Purchaser shall have no liability or responsibility for the payment of any commission or finder’s fee to any Person in connection with or resulting from this Agreement or the transactions contemplated hereby by reason of any agreement of or action taken by the Company.

3.27.                        Rights Plan.  None of the acquisition of the Securities, the deemed Beneficial Ownership by the Purchaser and its Affiliates of shares of Common Stock issuable upon the conversion of the Securities, or the acquisition by the Purchaser of shares of Common Stock upon any conversion at the election of the Company of any Preferred Stock or any principal amount of the Convertible Note, if any, will trigger the “poison pill” or similar provisions of any stockholder rights or similar plan or agreement to which the Company is subject or a party; provided, that (a) the Purchaser’s representation and warranty set forth in Section 4.8 is true and correct and (b) the Purchaser is in compliance with Section 5.4.

3.28.                        Disclosure.  Neither the representations and warranties of the Company contained in Section 3 of this Agreement, nor any information contained in the Disclosure Schedule, contains any untrue statements of a material fact.

4.                                       Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company as follows:

4.1.                              Organization.  The Purchaser is duly and validly existing as a corporation under the jurisdiction of its organization.

4.2.                              Authorization.  All corporate action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of this Agreement and the Collaboration Agreement and the consummation of the transactions contemplated herein and therein has been taken.  This Agreement and the Collaboration Agreement each has been duly executed and delivered by the Purchaser, and each constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, by the public policy underlying state or federal securities laws (with respect only to the indemnity granted by the Purchaser in Section 8.6) and by general equitable principles.  The Purchaser has all requisite power to enter into this Agreement and the Collaboration Agreement and to carry out and perform its obligations under the terms of this Agreement and the Collaboration Agreement.

4.3.                              Purchase Entirely for Own Account Etc.  The Purchaser is acquiring the Securities for its own account, and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act.  Except as contemplated by this Agreement, the Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities.  The Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Securities.

4.4.                              Investor Status; Etc.  The Purchaser certifies and represents to the Company that, as of the date hereof and at the time the Purchaser acquires any of the Securities, the Purchaser is and will be an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.  The Purchaser’s financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment.  The Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and is able to evaluate the risks and merits of its investment in the Company.

4.5.                              Securities Not Registered.  Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.  The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.6.                              No Conflict.  The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby will not conflict with or result in any breach or violation of or default by the Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit under (a) any provision of the organizational documents of the Purchaser or (b) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulation applicable to the Purchaser or its properties or assets, or to which the Purchaser is a party or by which the Purchaser or its assets is bound, except, in the case of clause (b), as would not reasonably be expected, individually or collectively, to result in a material adverse effect on, or a material adverse change in, or group of such effects on or changes in, (i) the business, operations, condition (financial or otherwise), results of operations, properties, assets, or liabilities (contingent or otherwise) of the Purchaser or (b) the ability of the Purchaser to perform its obligations under or with respect to this Agreement.

4.7.                              Consents.  All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and will be effective as of the Initial Closing Date and each Subsequent Closing Date, other than in connection with the HSR Act.

4.8.                              Purchaser’s Ownership of Common Stock.  Neither the Purchaser nor, to the best knowledge of the Purchaser, any of its Affiliates, Beneficially Owns, as of the date hereof, any shares of Common Stock.  On the Initial Closing Date and each Subsequent Closing Date, neither the Purchaser nor, to the best knowledge of the Purchaser, any of its Affiliates, shall Beneficially Own any Common Stock (except as a result of their ownership of Securities).

4.9.                              Brokers and Finders.  The Purchaser has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement.  The Company shall have no liability or responsibility for the payment of any commission or finder’s fee to any Person in connection with or resulting from this Agreement or the transactions contemplated hereby by reason of any agreement of or action taken by the Purchaser.

5.                                       Covenants.

5.1.                              HSR Act Filings.  The Company and the Purchaser shall, as may be required from time to time following the date hereof to permit the consummation of all transactions contemplated hereby, by the Preferred Stock, by the Convertible Note, if any, and by

the Collaboration Agreement, including the conversion of the Preferred Stock and the Convertible Note, if any, into shares of Common Stock in accordance with their terms,

(a)          file as promptly as possible with the proper authorities all forms and other documents required to be filed pursuant to the HSR Act and the regulations promulgated thereunder,

(b)         cooperate with the each other in connection with any investigation or other inquiry instituted by any antitrust authority, by

(i)                                     promptly producing such additional information as those antitrust authorities may reasonably require;

(ii)                                  keeping the other party informed about any material communication received by such party from, or given by such party, to any antitrust authority; and

(iii)                               to the extent a party believes it appropriate and useful for cooperation as provided in Section 5.1(b)(i), permitting the other party to review substantive communications given by it to any antitrust authority and consulting with the other party in advance of any substantive meeting or conference with any antitrust authority;

(c)          take, or cause to be taken all other actions, all as necessary, proper or advisable, to allow termination or expiration of all applicable waiting periods provided by the HSR Act, or as otherwise necessary, proper or advisable to comply with regulatory requirements of the Federal Trade Commission or the Department of Justice.

Each of the Company and the Purchaser shall pay its own HSR filing fees payable in connection with filings made under the HSR Act in connection with the transactions contemplated hereby.

5.2.                              Other Governmental Approvals.  As soon as practicable after the execution of this Agreement, the Company and the Purchaser shall file all applications and reports and take such other action (in addition to filings, if any, required under the HSR Act) which is reasonably required to be taken or filed with any governmental authority in connection with the transactions contemplated by this Agreement.  The Company and each Purchaser shall give all additional notices to third parties and take other action reasonably required to be taken by it under any authorization, lease, note, mortgage, indenture, agreement or other instrument or any law, rule, regulation, demand or court or administrative order in connection with the transactions contemplated by this Agreement.

5.3.                              Further Assurances.  Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, taking any action to facilitate the filing of any document or the taking of any action to assist the other parties hereto in complying with the terms of Sections 5.1 and 5.2.

5.4.                              Standstill.

(a)          During the Standstill Period, without the prior written consent of the Company pursuant to a specific resolution of the Company’s board of directors, the Purchaser shall not acquire, and shall cause its Affiliates not to acquire, Beneficial Ownership of securities of the Company entitled to vote generally in the election of directors of the Company (“Voting Securities”), except as provided in this Agreement and the transactions contemplated hereby (any Voting Securities other than those acquired by the Purchaser pursuant to this Agreement or the transactions contemplated hereby, the “Standstill Restricted Securities”); provided that neither the acquisition of Beneficial Ownership of Standstill Restricted Securities as a result of the acquisition by the Purchaser or its Affiliates of control of any Person that, at the time of such acquisition of control, is the Beneficial Owner of any Standstill Restricted Securities nor the acquisition of any Standstill Restricted Securities by operation of law shall be deemed to be a breach of this Section 5.4 so long as the Purchaser (i) gives written notice to the Company of any such acquisition of Beneficial Ownership of Standstill Restricted Securities within five (5) Business Days after any member of the executive management of the Purchaser or of AstraZeneca plc first has actual knowledge of such acquisition and that such acquisition constitutes acquisition of Beneficial Ownership of Standstill Restricted Securities and, thereafter, (ii) complies with the provisions of Section 5.4(b).

(b)         During the Standstill Period, if the Purchaser and its Affiliates shall acquire Beneficial Ownership of Standstill Restricted Securities as a result of the acquisition by the Purchaser or its Affiliates of control of any Person (a “Controlled Entity”) that, at the time of such acquisition of control, is the Beneficial Owner of any Standstill Restricted Securities or by operation of law, then the Purchaser shall give written notice to the Company of any such acquisition of a Controlled Entity within five (5) Business Days after any member of the executive management of the Purchaser or of AstraZeneca plc first has actual knowledge of the acquisition of such Controlled Entity.  The Company shall have the option, exercisable by written notice given to the Purchaser within ninety (90) days after the Company receives notice from the Purchaser of such acquisition of control and such Beneficial Ownership, either

(i)                                     to purchase (or to cause a Person designated by the Company to purchase) all or any portion of such Standstill Restricted Securities at a closing to occur on the twentieth Business Day after the giving of such notice of exercise of this option, at a price equal to the lower of (x) the Market Price of such Standstill Restricted Securities as of the date of such acquisition of control of such Controlled Entity or (y) the Market Price of such Standstill Restricted Securities on the date on which the Purchaser delivers to the Company notice of its acquisition of such Standstill Restricted Securities; or

(ii)                                  to require the Purchaser and its Affiliates to cause such Controlled Entity to sell such Standstill Restricted Securities or to require the Purchaser and its Affiliates to sell such Standstill Restricted Securities acquired by operation of law, as the case may be, in either case to third parties in open market transactions and to require the applicable party or parties use commercially reasonable efforts to sell such securities within sixty (60) days following the giving of such notice of exercise of this option; provided that such sale is permitted by applicable law.

(c)          If the Purchaser and its Affiliates shall acquire Beneficial Ownership of Standstill Restricted Securities inadvertently in violation of Section 5.4(a) above and the Purchaser shall have given written notice to the Company of such inadvertent violation within five (5) Business Days after any member of the executive management of the Purchaser or of AstraZeneca plc first has actual knowledge of such violation, the Company shall, in lieu of any right that it might otherwise have to monetary damages (whether compensatory or punitive) for such inadvertent breach, have the option, exercisable by written notice given to the Purchaser within ninety (90) days after the Company receives written notice from the Purchaser of the violation, either (i) to purchase (or cause a Person designated by the Company to purchase) all or any portion of such Standstill Restricted Securities then Beneficially Owned by the Purchaser and its Affiliates in violation of Section 5.4(a) at a closing to occur on the twentieth Business Day after the giving of such notice of exercise of this option at a price equal to the lower of (x) the cost of such Standstill Restricted Securities to such Persons that have acquired Beneficial Ownership of such Standstill Restricted Securities or (y) the Market Price of the Standstill Restricted Securities on the date the Purchaser delivers to the Company notice of such acquisition or (ii) to require the Purchaser or its Affiliates to sell such Standstill Restricted Securities then Beneficially Owned by the Purchaser and its Affiliates in violation of Section 5.4(a) to third parties in open market transactions and to require the applicable party or parties to use commercially reasonable efforts to sell such securities within sixty (60) days following the giving of such notice of exercise of this option; provided that such sale is permitted by applicable law.

(d)         The provisions of Sections 5.4(a), (b) and (c) shall cease to apply as follows:

(i)                                     in the event that any Person who is not a member of a group of which the Purchaser or any of its Affiliates are members shall acquire (A) in the case of any Person other than Cell Genesys, Inc., Beneficial Ownership of 20% or more by voting power of the then-outstanding Voting Securities, (B) in the case of Cell Genesys, Inc., Beneficial Ownership of 30% or more by voting power of the then-outstanding Voting Securities, or (C) assets of the Company in a transaction that, pursuant to applicable law, would require the approval of the stockholders of the Company; and, in each such case, the Board of Directors has publicly announced a desire to pursue a transaction with such Person that, if consummated, would result in such Person Beneficially Owning at least 30% or more by voting power of the then-outstanding Voting Securities, then the provisions of Sections 5.4(a), (b) and (c) shall cease to apply for so long as the conditions in this Section 5.4(d)(i) are met; or

(ii)                                  in the event of the announcement of an offer made by any Person (other than the Company) who is not a member of a group of which the Purchaser or any of its Affiliates are members (A) for at least 30% or more by voting power of the then-outstanding Voting Securities or (B) to effect a purchase of assets of the Company that, pursuant to applicable law, would require the approval of the stockholders of the Company, in which case the provisions of Sections 5.4(a), (b) and (c) shall cease to apply during the period beginning at the time of the announcement and continuing while the offer remains open for acceptance; provided, however, that nothing in this clause (ii) shall permit the Purchaser or its Affiliates to acquire or make any offer to acquire Beneficial Ownership of any Standstill Restricted Securities in circumstances in which the Purchaser is acting in conjunction with any Person, other than an

Affiliate of Purchaser, or with any group of which Persons other than the Purchaser and its Affiliates are members in (x) offering to acquire, or acquiring, Voting Securities or (y) attempting to effect, or effecting, a purchase of assets of the Company that, pursuant to applicable law, would require the approval of the stockholders of the Company; provided, further, that this clause (ii) shall not permit the Purchaser or its Affiliates to, directly or indirectly, encourage, request, solicit or direct any Person to (x) offer to acquire, or acquire, Voting Securities or (y) attempt to effect, or effect, a purchase of assets of the Company that, pursuant to applicable law, would require the approval of the stockholders of the Company.

(e)          Within five (5) Business Days of the first date on which the Company becomes aware of facts or circumstances that make it reasonably likely that any of the events described in Section 5.4(e)(i), (ii) or (iii) below will occur, or that any Person is taking steps to cause such an event to occur, the Company shall provide written notice thereof to the Purchaser:

(i)                                     any Person who is not a member of a group of which the Purchaser or any of its Affiliates are members shall acquire (A) in the case of any Person other than Cell Genesys, Inc., Beneficial Ownership of 20% or more by voting power of the then-outstanding Voting Securities, (B) in the case of Cell Genesys, Inc., Beneficial Ownership of 30% or more by voting power of the then-outstanding Voting Securities, or (C) assets of the Company in a transaction that, pursuant to applicable law, would require the approval of the stockholders of the Company;

(ii)                                  the Board of Directors is asked to consider or is considering pursuing a transaction with a Person that, if consummated, would result in such Person Beneficially Owning at least 30% or more by voting power of the then-outstanding Voting Securities; or

(iii)                               any event described in Section 5.4(d)(ii).

Each notice provided by the Company to Purchaser pursuant to this Section 5.4(e) shall indicate, at a minimum, to the extent applicable, the percentage of Voting Securities (if any) acquired or to be acquired by the acquiring Person and whether, to the Company’s knowledge of the facts and circumstances then in existence, the Purchaser is or will be released pursuant to Section 5.4(d) from compliance with the provisions of Section 5.4(a), (b) and (c); provided that the Company need not express such an opinion if the Company is unable in good faith to make such a determination at the time it required to give such notice to the Purchaser.

(f)                                    In the event that the Purchaser or any of its Affiliates shall acquire Beneficial Ownership of Standstill Restricted Securities (i) in violation of this Section 5.4 or (ii) which acquisition would trigger the applicability of Section 5.4(b) or Section 5.4(c), then, notwithstanding any voting rights that may otherwise be conferred on the holder of such securities, Purchaser or such Affiliate, as the case may be, shall have no right to exercise any voting rights with respect to such securities (except for voting rights exercised at the express request of the Company) for so long as Purchaser or its Affiliates continue to hold such Standstill Restricted Securities and the provisions of Sections 5.4(a), (b) and (c) continue to apply.

(g)                                 For purposes of any notice required to be given by the Purchaser to the Company or by the Company to the Purchaser pursuant to this Section 5.4 (each a “Standstill-Related Notice”), in the event that, prior to giving such notice, the party with the obligation to provide such notice (the “Notifying Party”) is provided by the other party (the “Non-Notifying Party”) with written notice of facts, circumstances or events (each a “Preemptive Notice”) that would otherwise have been required to be included in the Standstill-Related Notice, for purposes of determining the parties’ rights and obligations under this Section 5.4, the Notifying Party shall be deemed to have given the Standstill-Related Notice to the Non-Notifying Party as of the date on which the Notifying Party receives the Preemptive Notice; provided, however, that nothing contained in this Section 5.4(g) shall prejudice any rights or remedies that the Non-Notifying Party may have as a result of the Notifying Party’s failure, if any, to satisfy its notice obligations under Section 5.4.

(h)                                 Notwithstanding anything contained in this Section 5.4, the acquisition of Beneficial Ownership of Standstill Restricted Securities by any pension plan, employee benefit plan, or other similar plan with respect to which neither Purchaser nor any of its Affiliates exercise, directly or indirectly, control of investment or voting decisions shall not constitute a violation of this Section 5.4.

5.5.                              Form D; Blue Sky Laws.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing.  The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser pursuant to this Agreement under the applicable securities or blue sky laws of the states of the United States (or to obtain an exemption from such qualifications), and shall provide to the Purchaser evidence of any such action so taken.

5.6.                              Reservation of Shares; Compliance with Listing Rules.

(a)          The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of all shares of the Preferred Stock then outstanding and the conversion of the Convertible Note, if any.  If at any time the number of shares of Common Stock authorized and issuable is below the number issuable upon conversion of the shares Preferred Stock then outstanding and the Convertible Note, if any, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 5.6, in the case of an insufficient number of authorized shares, and using its commercially reasonable efforts to obtain stockholder approval of an increase in such authorized number of shares.

(b)         Neither the Company nor any of its Affiliates shall, directly or indirectly, make any offers or sales of any security or solicit any offer to buy any security the effect of which would be to cause the integration of the offering made by the Company hereunder with any other offering of securities for purposes of determining the need to obtain stockholder approval of the transactions contemplated hereby under the bylaws and rules of the NNM.

5.7.                              Best Efforts.

(a)          By the Company.  The Company shall use its best efforts to cause those conditions to the obligations of the Purchaser set forth in Sections 6.1 and 6.3 that are within the Company’s control to be satisfied on or before the time specified herein for the Initial Closing and the relevant Subsequent Closing, respectively.  For the avoidance of doubt, nothing contained in this Section 5.7(a) shall impose on the Company any obligation to use its best efforts to resist any administrative or judicial action or proceeding that may be instituted or threatened challenging any transaction contemplated by this Agreement or the Collaboration Agreement as violative of any competition, merger control, antitrust or similar laws.

(b)         By the Purchaser.  The Purchaser shall use its best efforts to cause those conditions to the obligations of the Company set forth in Sections 6.2 and 6.4 that are within the Purchaser’s control to be satisfied on or before the time specified herein for the Initial Closing and the relevant Subsequent Closing, respectively.  For the avoidance of doubt, nothing contained in this Section 5.7(b) shall impose on the Purchaser any obligation to use its best efforts to resist any administrative or judicial action or proceeding that may be instituted or threatened challenging any transaction contemplated by this Agreement or the Collaboration Agreement as violative of any competition, merger control, antitrust or similar laws.

5.8.                              Rights Agreement and Similar Plans or Agreements.  During the Standstill Period, the Company shall not amend the Amended Rights Agreement or adopt or enter into any other stockholder rights or similar plan or agreement, which amendment, plan or agreement would result in the Purchaser being or becoming, or permit the Purchaser to be or become, an “Acquiring Person” (as such term is defined and used in the Amended Rights Agreement) or the substantive equivalent thereof under any amendment of the Amended Rights Agreement or any other stockholder rights or similar plan or agreement to which the Company may become subject or a party (an “Adverse Rights Plan Event”) as a direct or indirect result or consequence of (i) the acquisition by the Purchaser and its Affiliates of the Securities, (ii) the deemed Beneficial Ownership by the Purchaser and its Affiliates of shares of Common Stock issuable upon the conversion of the Securities, or (iii) the conversion of (A) any shares of Preferred Stock into Common Stock pursuant to Section 6(a)(ii) of any Certificate of Designation, or (B) any principal amount of the Convertible Note, if any, into shares of Common Stock pursuant to Section 4.1(b) of the Convertible Note; provided that the Company shall not be subject to the provisions of this Section 5.8 if and for so long as the Purchaser is in breach of any of the provisions of Section 5.4.  Following the termination of the Standstill Period, the Company shall not take any action that would trigger an Adverse Rights Plan Event or otherwise permit an Adverse Rights Plan Event to occur; provided, that the foregoing restriction shall not apply if the Purchaser and its Affiliates shall by way of any acquisition of Beneficial Ownership of Voting Securities increase their percentage of Beneficial Ownership of Voting Securities (calculated by dividing the number of Voting Securities Beneficially Owned by Purchaser and its Affiliates by the total number of Voting Securities then outstanding) from the level that was in effect on the date of the termination of the Standstill Period.

5.9.                              Supplements to Disclosure Schedule.  The Company shall be permitted to update and supplement the Disclosure Schedule from time to time prior to the Initial Closing Date in order to take into account events or circumstances arising on or after the date of this

Agreement and on or prior to the Initial Closing Date; provided that if any update or supplement to the Disclosure Schedule discloses an event or circumstance that would reasonably be expected to have a Material Adverse Effect, then the Company shall not be permitted to add such update or supplement to the Disclosure Schedule without the consent of the Purchaser.

6.                                       Conditions Precedent.

6.1.                              Conditions to the Obligation of the Purchaser to Consummate the Initial Closing.  The obligation of the Purchaser to consummate the transactions to be consummated at the Initial Closing, and to purchase and pay for the Securities being purchased by it at the Initial Closing pursuant to this Agreement, are subject to the satisfaction of the following conditions precedent, the waiver of which shall not be effective against the Purchaser if the Purchaser does not consent in writing thereto:

(a)          The representations and warranties of the Company contained herein and in the Collaboration Agreement shall be true and correct on and as of the Initial Closing Date with the same force and effect as though made on and as of the Initial Closing Date (it being understood and agreed that, in the case of any representation and warranty of the Company contained herein or in the Collaboration Agreement which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date and it being further understood and agreed that, in the case of any representation and warranty of the Company contained herein or in the Collaboration Agreement which is not hereinabove qualified or qualified in the Collaboration Agreement by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation and warranty the condition precedent set forth in the foregoing provision of this Section 6.1(a)).

(b)         The Company shall have performed in all material respects all obligations, agreements, covenants and conditions herein required to be performed or observed by the Company on or prior to the Initial Closing Date.

(c)          The purchase of and payment for the Initial Preferred by the Purchaser shall not be prohibited, restricted or enjoined by any law or governmental or court order or regulation.  No action or proceeding shall be pending or threatened by any third party (i) seeking to restrain, prohibit or enjoin the Company or the Purchaser from consummating all or any part of the contemplated transactions or (ii) seeking to recover from the Company or the Purchaser any damages or obtain from the Company or the Purchaser other monetary relief as a result of the consummation of all or any part of the contemplated transactions.

(d)         All necessary consents or approvals, including all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state, that are required in connection with the issuance and sale of the Securities shall have been duly obtained and be effective as of the Initial Closing.

(e)          The Series A-1 Certificate of Designation and the Series A-2 Certificate of Designation shall have been filed by the Company with, and shall have been accepted for filing by, the Secretary of State of the State of Delaware, and satisfactory evidence of such filings and such acceptance shall have been delivered to the Purchaser.

(f)            All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and the Purchaser shall have received all such counterpart originals or copies of such documents as it may reasonably request.

(g)         The Purchaser shall have received from the Company in accordance with Section 20.15.2 of the Collaboration Agreement a certificate that complies with the terms set forth therein.

(h)         The waiting period under the HSR Act with respect to the transactions contemplated hereby and by the Collaboration Agreement shall have expired or notice of early termination of the waiting period shall have been received by the Company and the Purchaser.

(i)             The Purchaser shall have received a legal opinion or legal opinions of the Company’s outside counsel, dated as of the Initial Closing Date, in substantially the form of Exhibit F-A, and shall have received a legal opinion or legal opinions of the Company’s inside or outside counsel, dated as of the Initial Closing Date, in substantially the form of Exhibit F-B.

(j)             The Company shall not be insolvent and no insolvency proceeding shall have been commenced by or against the Company.

(k)          The Company shall have taken all necessary actions, and obtained all necessary consents and approvals, required for the Company to amend, and shall have amended, that certain Amended and Restated Preferred Shares Rights Agreement between the Company and Mellon Investor Services LLC, as Rights Agent, dated May 9, 2002 (the “Rights Agreement”), which amended Rights Agreement (the “Amended Rights Agreement”) shall be in the form attached hereto as Exhibit G and shall be in full force and effect as of the Initial Closing.

(l)             The Purchaser shall have received a certificate, dated the Initial Closing Date, signed by an executive officer of the Company, certifying on behalf of the Company that the conditions specified in the foregoing Sections 6.1(a), (b), (c), (d), (j) and (k) have been fulfilled.

6.2.                              Conditions to the Obligation of the Company to Consummate the Initial Closing.  The obligation of the Company to consummate the transactions to be consummated at the Initial Closing, and to issue and sell to the Purchaser the Securities to be purchased by it at the Initial Closing pursuant to this Agreement, is subject to the satisfaction of the following conditions precedent, the waiver of which shall not be effective against the Company if the Company does not consent in writing thereto:

(a)          The representations and warranties of the Purchaser contained herein and in the Collaboration Agreement shall be true and correct on and as of the Initial Closing Date, with the same force and effect as though made on and as of Initial Closing Date (it being understood and agreed that, in the case of any representation and warranty of the Purchaser contained herein or in the Collaboration Agreement which is not hereinabove qualified or qualified in the Collaboration Agreement by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation and warranty the condition precedent set forth in the foregoing provision of this Section 6.2(a)).

(b)         The Purchaser shall have performed in all material respects all obligations, agreements, covenants and conditions herein required to be performed or observed by the Purchaser on or prior to the Initial Closing Date.

(c)          The sale of the Securities by the Company shall not be prohibited, restricted or enjoined by any law or governmental or court order or regulation, and all necessary consents or approvals required for the issuance of such Securities shall have been obtained.  No action or proceeding shall be pending or threatened by any third party (i) seeking to restrain, prohibit or enjoin the Company or the Purchaser from consummating all or any part of the contemplated transactions or (ii) seeking to recover from the Company or the Purchaser any damages or obtain from the Company or the Purchaser other monetary relief as a result of the consummation of all or any part of the contemplated transactions.

(d)         All necessary consents or approvals, including all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities shall be duly obtained and effective as of the Initial Closing.

(e)          The waiting period under the HSR Act with respect to the transactions contemplated hereby and by the Collaboration Agreement shall have expired or notice of early termination of the waiting period shall have been received by the Company and the Purchaser.

(f)            The Company shall have received from the Purchaser a certificate, dated the Initial Closing Date, signed by an executive officer of the Purchaser, certifying on behalf of the Purchaser that the conditions specified in the foregoing Sections 6.2(a), (b), (c) and (d) have been fulfilled.

6.3.                              Conditions to the Obligation of the Purchaser to Consummate Each Subsequent Closing.  The obligations of the Purchaser to purchase Conditional Preferred and to consummate the transactions to be consummated at a Subsequent Closing, if any, are subject to the satisfaction of the following conditions precedent, the waiver of which shall not be effective against the Purchaser if the Purchaser does not consent in writing thereto:

(a)          The representations and warranties of the Company contained herein shall have been true and correct on and as of the Initial Closing Date with the same force and effect as though made on and as of the Initial Closing Date (it being understood and agreed that, in the case of any representation and warranty of the Company contained herein which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date and it being further understood and agreed that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation and warranty the condition precedent set forth in the foregoing provision of this Section 6.3(a)).

(b)         The representations and warranties of the Company contained in Sections 3.1, 3.2, 3.4, 3.5, 3.11, 3.12(a), 3.15, 3.24, 3.25 and 3.26 shall be true and correct on and as of the Subsequent Closing Date with the same force and effect as though made on and as of the Subsequent Closing Date (it being understood and agreed that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation and warranty the condition precedent set forth in the foregoing provision of this Section 6.3(b)).

(c)          The Company shall have performed in all material respects all obligations, agreements, covenants and conditions herein required to be performed or observed by the Company on or prior to the Subsequent Closing Date.

(d)         The purchase of and payment for the Conditional Preferred by the Purchaser at such Subsequent Closing shall not be prohibited, restricted or enjoined by any law or governmental or court order or regulation.  No action or proceeding shall be pending or threatened by any third party (i) seeking to restrain, prohibit or enjoin the Company or the Purchaser from consummating all or any part of the contemplated transactions or (ii) seeking to recover from the Company or the Purchaser any damages or obtain from the Company or the Purchaser other monetary relief as a result of the consummation of all or any part of the contemplated transactions.

(e)          All necessary consents or approvals, including all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state, that are required in connection with the issuance and sale of the Conditional Preferred shall have been duly obtained and be effective as of the Subsequent Closing.

(f)            The Series A-3/A-4 Certificate of Designation with respect to the sale of the relevant series of Conditional Preferred shall have been filed by the Company with, and shall have been accepted for filing by, the Secretary of State of the State of Delaware, and satisfactory evidence of such filing and such acceptance shall have been delivered to the Purchaser.

(g)         All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and the Purchaser shall have received all such counterpart originals or copies of such documents as it may reasonably request.

(h)         In the event that filings under HSR are necessary with respect to such Subsequent Closing, then the respective obligations of the Company and the Purchaser to effect such Subsequent Closing(s) pursuant to this Agreement and the transactions contemplated hereby shall be subject to the expiration or early termination of the waiting period applicable to such HSR filing.

(i)             The Purchaser shall have received a legal opinion or legal opinions of the Company’s inside or outside counsel, covering the matters set forth in Exhibit H (subject to customary assumptions, qualifications and limitations) and in a form reasonably acceptable to the Purchaser.

(j)             The Company shall not be insolvent and no insolvency proceeding shall have been commenced by or against the Company.

(k)          The Purchaser shall not have, in good faith pursuant to the terms and conditions of the relevant instrument, sought (i) repayment of any principal amount of the Convertible Note, if any, under Section 3.2 thereof as a result of a Prepayment Event (as defined therein) of the Company or (ii) redemption of any shares of Preferred Stock under Section 5(d) of the applicable Certificate of Designation as a result of a Redemption Event (as defined therein) of the Company.

(l)             The Company shall not be in default (after taking into account any applicable grace periods) of any of its obligations under the then-outstanding Preferred Stock or the Convertible Note, if any.

(m)       The Company shall not be in default of any of its obligations under Section 5.8 of this Agreement (subject to the limitations set forth therein).

(n)         The Company shall either be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act or, if not so eligible, reasonably expect that a registration statement on another Form under the Securities Act can be filed and will be declared effective no later than 180 days after the Subsequent Closing Date.

(o)         The Purchaser shall have received a certificate, dated the Subsequent Closing Date, signed by an executive officer of the Company, certifying on behalf of the Company that the conditions specified in the foregoing Sections 6.3(a), (b), (c), (d), (e), (j), (l), (m) and (n) have been fulfilled.

6.4.                              Conditions to the Obligation of the Company to Consummate Each Subsequent Closing.  The obligations of the Company to purchase the relevant series of Conditional Preferred and to consummate the transactions to be consummated at each Subsequent Closing, if any, are subject to the satisfaction of the following conditions precedent, the waiver of which shall not be effective against the Company if the Company does not consent in writing thereto:

(a)        The representations and warranties of the Purchaser contained herein shall have been true and correct on and as of the Initial Closing Date with the same force and effect as though made on and as of the Initial Closing Date (it being understood and agreed that, in the case of any representation and warranty of the Purchaser contained herein which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date and it being further understood and agreed that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation and warranty the condition precedent set forth in the foregoing provision of this Section 6.4(a)).

(b)         The representations and warranties of the Purchaser contained in Sections 4.3, 4.4, 4.5 and 4.8 shall be true and correct on and as of the Subsequent Closing Date with the same force and effect as though made on and as of the Subsequent Closing Date (it being understood and agreed that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation and warranty the condition precedent set forth in the foregoing provision of this Section 6.4(b)).

(c)          The Purchaser shall have performed in all material respects all obligations, agreements, covenants and conditions herein required to be performed or observed by the Purchaser on or prior to the Subsequent Closing Date.

(d)         The sale by the Company to the Purchaser of the relevant series of Conditional Preferred shall not be prohibited, restricted or enjoined by any law or governmental or court order or regulation, and all necessary consents or approvals required for the issuance of such Securities shall have been obtained.  No action or proceeding shall be pending or threatened by any third party (i) seeking to restrain, prohibit or enjoin the Company or the Purchaser from consummating all or any part of the contemplated transactions or (ii) seeking to recover from the Company or the Purchaser any damages or obtain from the Company or the Purchaser other monetary relief as a result of the consummation of all or any part of the contemplated transactions.

(e)          All necessary consents or approvals, including all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state, that are required in connection with the issuance and sale of the Conditional Preferred shall have been duly obtained and be effective as of the Subsequent Closing.

(f)            In the event that filings under HSR are necessary with respect to such Subsequent Closing, then the respective obligations of the Company and the Purchaser to effect such Subsequent Closing(s) pursuant to this Agreement and the transactions contemplated hereby shall be subject to the expiration or early termination of the waiting period applicable to such HSR filing.

(g)         The Company shall have received from the Purchaser a certificate, dated the Subsequent Closing Date, signed by an executive officer of the Purchaser, certifying on behalf of the Purchaser that the conditions specified in the foregoing Sections 6.4(a), (b), (c), (d) and (e) have been fulfilled.

7.                                       Registration of the Securities; Compliance with the Securities Act.

7.1.                              Transfer Restrictions.

(a)          The Purchaser shall not sell, assign, pledge, transfer or otherwise dispose or encumber any of the Securities acquired by it hereunder or pursuant to the terms of any Security acquired by it hereunder or any Conversion Stock, except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by the Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws.  The Company shall not register any transfer of the Securities in violation of this Section 7.1.

(b)         In addition to any restrictions on transfer imposed by the Securities Act, each proposed transfer by the Purchaser of any shares of Preferred Stock, the Convertible Note, if any, or any Promissory Note shall be subject to the prior consent of the Company, which shall not be unreasonably withheld, provided, however, that no such consent shall be required in the case of a transfer by the Purchaser to any of its Affiliates.

7.2.                              Legends.  Each certificate representing any of the Securities shall be endorsed with the legend set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND THE SECURITIES ISSUABLE UPON ITS CONVERSION] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.  THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN TRANSFER RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF OCTOBER 15, 2003, BETWEEN THE COMPANY AND THE PURCHASER NAMED THEREIN.”

7.3.                              Revised Legends.  The Company shall be obligated to reissue promptly certificates at the request (and at the expense) of the Purchaser (or any permitted transferee) if the Purchaser (or transferee) has obtained an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed may lawfully be so disposed without registration, qualification or legend, provided that such certificates shall continue to bear the following legend:

“THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF OCTOBER 15, 2003, BETWEEN THE COMPANY AND THE PURCHASER NAMED THEREIN.”

7.4.                              State Restrictions.  Any legend endorsed on an instrument pursuant to applicable state securities laws shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

8.                                       Registration Rights.

8.1.                              Mandatory Registration.

(a)          Registration Statements.

(i)                                     Subject to Sections 8.2, 8.4, and 8.6, the Company shall prepare and file with the SEC,

(A)      as promptly as practicable following the Initial Closing, but in no event more than 90 days after the Initial Closing, a registration statement on Form S-3 or, if Form S-3 is not available, on an appropriate form under the Securities Act (as amended from time to time, the “Initial Registration Statement”) for the purpose of registering under the Securities Act all of the Registrable Securities for resale by, and for the account of, the Holders, from time to time, in compliance with the Securities Act, such Registration Statement to cover, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder, such indeterminate number of additional shares of Common Stock as may result from stock splits, stock dividends or similar transactions with respect to the Registrable Securities;

(B)        as promptly as practicable following each Subsequent Closing, but in no event more than 90 days after such Subsequent Closing, a registration statement on Form S-3 or, if Form S-3 is not available, on an appropriate form under the Securities Act, or one or more post-effective amendments to the Initial Registration Statement (any such additional registration statements, the “Subsequent Registration Statements”) for the purpose of registering under the Securities Act all of the Registrable Securities issued or issuable pursuant to or in connection with Securities issued in the Subsequent Closing for resale by, and for the account of, the Purchaser or the Holders, from time to time, in compliance with the Securities Act, such Registration Statement to cover, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder, such indeterminate number of additional shares of

Common Stock as may result from stock splits, stock dividends or similar transactions with respect to the Registrable Securities; and

(C)        such additional registration statements on Form S-3 or, if Form S-3 is not available, on an appropriate form under the Securities Act (any such additional registration statements, together with the Initial Registration Statement and the Subsequent Registration Statements, the “Registration Statements”) as may be necessary to effect the registration at all times and from time to time of all Registrable Securities then issued or issuable pursuant to or in connection with Securities issued hereunder, any such registration contemplated by this Section 8.1(a)(i)(C) to be filed so that no Registrable Security issued or issuable pursuant to or in connection with Securities issued hereunder will fail to be the subject of a filed registration statement for more than 90 days.

(b)         Effectiveness.  The Company shall use its commercially reasonable efforts to cause the Registration Statements and any post-effective amendments thereto to become effective as promptly as practicable after filing.

(c)          Continued Effectiveness.  The Company shall use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to each Registration Statement and each prospectus used in connection therewith (the “Prospectus”) as may be necessary to keep each Registration Statement continuously effective and current at least until, with respect to each Holder’s Registrable Securities registered under such Registration Statement, the earlier of (i) the first date on which the Holder may sell all Registrable Securities then held by such Holder without restriction in accordance with the provisions of Rule 144(k) under the Securities Act (or any successor provision) or (ii) such time as all Registrable Securities purchased by such Holder have been sold pursuant to a registration statement or are otherwise freely tradable (the “Final Date”); provided, that the Company shall be deemed not to have used its commercially reasonable efforts to keep the Registration Statements effective during the requisite period if it voluntarily takes any action that would result in the Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless such action is (i) required by applicable law or (ii) taken by the Company in good faith and contemplated by Section 8.3(c), and the Company thereafter complies with the requirements of Section 8.3(b) and (c).

(d)         Compliance with Law.  Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause each Registration Statement and any amendment thereto, as of the effective date thereof, and each related Prospectus and any supplement thereto, as of the effective date thereof, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)          Underwritten Offerings.  Notwithstanding anything to the contrary herein, no offering pursuant to this Agreement shall take the form of an underwritten offering without the consent of the Company in its sole discretion; provided, however, that, in the event that as a direct result or consequence of the conversion of (i) any shares of Preferred Stock into Common

Stock pursuant to Section 6(a)(ii) of any Certificate of Designation, or (ii) any principal amount of the Convertible Note, if any, into shares of Common Stock pursuant to Section 4.1(b) of the Convertible Note (each a “Forced Conversion Event”), which shares issued upon a conversion described in clause (i) or (ii) above (the “Forced Conversion Shares”) represent, in the aggregate, at least 5% of the Company’s Common Stock then outstanding immediately following such conversion, the Purchaser shall have the right to elect to proceed with one (and only one) underwritten offering of its Registrable Securities that were issued upon a conversion described in clause (i) or (ii) above and may, at its option, include in such offering any other Registrable Securities (whether or not such Registrable Securities are Forced Conversion Shares) held by the Purchaser or any of its Affiliates at the time of such offering; provided, further, that any such underwritten offering shall cover Registrable Securities that represent at least 5% of the Company’s Common Stock outstanding at the time of such offering.  In the event that the Purchaser elects to proceed with an underwritten offering pursuant to the first proviso clause of the preceding sentence, (A) the Purchaser and the Company, (1) within fifteen (15) days of the last conversion event that results in the Purchaser and its Affiliates holding in the aggregate Forced Conversion Shares representing 5% of the then outstanding Common Stock immediately following such conversion event (the “Fifteen-Day Notice Period”), shall commence preparations for and diligently proceed with such underwritten offering, if the Purchaser provides notice to Company of Purchaser’s desire to proceed with such offering within such Fifteen-Day Notice Period, or (2) at a time reasonably acceptable to both the Company and the Purchaser, shall commence preparations for and diligently proceed with such underwritten offering, if the Purchaser provides notice to the Company of the Purchaser’s desire to proceed with such offering at any time after the expiration of the Fifteen Day Notice Period, and (B) the Purchaser shall have the right to select an investment banker and manager to administer any such offering, which investment banker or manager shall be reasonably satisfactory to the Company.  Once the provisions of this Section 8.1(e) have been triggered by the Purchaser, the provisions of this Section 8.1(e) shall similarly be triggered and apply in each instance, if any, in which the Purchaser and its Affiliates acquire (through one or more Forced Conversion Events) Forced Conversion Shares that result in their holding Forced Conversion Shares that represent at least 5% of the then outstanding Common Stock immediately following the applicable conversion event(s) (which shares are in addition to any Forced Conversion Shares that formed the basis for an earlier triggering event pursuant to this Section 8.1(e)).  In the event the Purchaser elects to engage the services of an underwriter in accordance with this Section 8.1(e), the Company agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including customary indemnification and contribution obligations, with the managing underwriter of such offering and to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities; provided that, notwithstanding anything to the contrary in Section 8.5(a), all fees and expenses of such underwritten offering shall be for the account of the Purchaser (and not for the account of the Company) other than (i) the fees and expenses of counsel to the Company and (ii) of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

(f)            Certain Limitations.  In the event that the Purchaser elects to proceed with an underwritten offering pursuant to the first proviso clause of the first sentence of Section 8.1(e), no securities other than Registrable Securities shall be included in the Registration Statement without the consent of the Purchaser.

(g)         Other Assistance.  The Company shall cooperate with the Purchaser in good faith to support and facilitate the sale or other disposition by the Purchaser of any Registrable Securities.

8.2.                              Registration Procedures and Other Matters.

(a)          The Company shall (i) furnish to the Purchaser, prior to the filing thereof with the SEC, a copy of each Registration Statement and each amendment thereto and each Prospectus and each supplement, if any, thereto, and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the SEC, such comments as the Purchaser reasonably may propose; and (ii) include in the Registration Statement, at the time it is first declared effective, the name of each Holder, and all other required information with respect to such Holder, that provided written notice to the Company that such Holder would participate in such registration; provided, that such Holder shall have provided the information described in Section 8.4.

(b)         The Company shall furnish, without charge, to each Holder with respect to the Registrable Securities registered under each Registration Statement such number of copies of the Registration Statement, Prospectus and preliminary prospectus each prepared in conformity with the requirements of the Securities Act and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by such Holder; provided, however, that the obligation of the Company to deliver copies of the Prospectus or preliminary prospectus to such Holder shall be subject to the receipt by the Company of such reasonable assurances from such Holder as the Company may reasonably request that such Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectus or preliminary prospectus.

(c)          The Company shall file documents required of the Company for normal blue sky clearance in states specified in writing by any Holder and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statements pursuant to Section 8.1(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(d)         The Company shall cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates, if any, representing the Registrable Securities to be sold pursuant to the Registration Statements free of any restrictive legends and in such denominations and registered in such names as the Holders may reasonably request within a reasonable period of time prior to sale of the Registrable Securities pursuant to the Registration Statements.

(e)          Subject to the provisions of the second sentence of this Section 8.2(e), in the event that the Purchaser selects underwriters for the offering as permitted by the first proviso clause in the first sentence of Section 8.1(e), (i) the Company shall include in the Registration Statements such information as the underwriters may reasonably request for marketing reasons, whether or not the information is required to be included, and, (ii) if requested by the underwriters selected by the Purchaser in order to facilitate the sale of the Registrable Securities, the Company shall, at the Purchaser’s expense, participate in reasonable road show and similar marketing arrangements and otherwise cooperate, in such manner as the Purchaser may reasonably request, with the Purchaser and the underwriters selected by it in the marketing of the offering.  The provisions of the previous sentence shall not obligate the Company to include information in the Registration Statements or to make any other public disclosure of information other than information previously disclosed by the Company in filings made by it with the SEC under the Securities Act or the Exchange Act.

(f)            At the request of the Purchaser, the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statements, (i) an opinion, dated as of such date, from counsel representing the Company for purposes of the Registration Statements, and addressed to the underwriter and the Purchaser, in such form, scope and substance as is customarily given in an underwritten public offering, and (ii) a letter, dated as of such date, from the Company’s independent certified public accountants, and addressed to the underwriters and the Purchaser, in such form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering.

(g)         The Company shall (i) make reasonably available for inspection by the Holders and any underwriter that they may designate as permitted by the first proviso clause of the first sentence of Section 8.1(e), and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents, and properties of the Company and (ii) cause the Company’s officers, directors, employees, and independent certified public accountants to supply all relevant information reasonably requested by the Holders or any such underwriter, or their respective attorneys, accountants or agents, in connection with the Registration Statements, in each case, as shall be reasonably necessary to enable such Persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act, provided, however, that no Person shall be granted the rights set forth in clauses (i) and (ii) above unless and until such Person shall first have executed and delivered a confidentiality agreement in favor of the Company in customary form reasonably acceptable to the Company with respect to any information received by such Person from the Company pursuant to the exercise of such rights.

(h)         The Company shall use its commercially reasonable efforts to cause the Registrable Securities to be listed on the NNM.

(i)             The Company shall use its commercially reasonable efforts, subject to the terms and conditions of this Agreement, to take all other steps necessary to effect and maintain the registration of the Registrable Securities.

8.3.                              Transfer of Securities; Suspension.

(a)          The Purchaser agrees that in case of any disposition of its Securities (other than pursuant to a Registration Statement) effected with the Company’s consent pursuant to Section 7.1(b) to a third party who agrees to be bound by the provisions of Section 5.4 (as if it were considered the “Purchaser” hereunder) and this Section 8 and makes the representations to the Company contained in Section 4 (other than the representation contained in Section 4.8) (the “Transferee”, and together with the Purchaser, the “Holders”), the Purchaser will promptly notify the Company of any changes in the information set forth in any Registration Statement regarding the Holders or their plans of distribution.  The Company agrees, in case of such disposition (to the extent made in accordance with Section 7.1), to use its commercially reasonable efforts to file one or more supplements to the Prospectus, and, if required by applicable law, to file with the SEC a post-effective amendment to the Registration Statement, naming each Transferee that is an Affiliate of Purchaser as a selling stockholder, in each case in accordance with the provisions of the Securities Act and in such manner as to permit such Holder to deliver a lawful Prospectus to purchasers of the Registrable Securities; provided, that each Transferee that wishes to be included in a supplement to the Prospectus or such post-effective amendment shall have provided the Company with all necessary information regarding the Transferee or its plan of distribution as the Company shall reasonably request; provided, further, that in no event shall the Company be required to file a post-effective amendment to name any Transferee other than any Transferee that is an Affiliate of Purchaser as a selling stockholder.

(b)         Except in the event that Section 8.3(c) applies, the Company shall (i) prepare and file from time to time with the SEC a post-effective amendment to any Registration Statement or a supplement to the Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to the purchasers of Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide each Holder copies of any documents filed pursuant to this Section 8.3(b); and (iii) inform each Holder that the Company has complied with its obligations in this Section 8.3(b) (or that, if the Company has filed a post-effective amendment to a Registration Statement which has not yet been declared effective, the Company will notify each Holder to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify each Holder pursuant to this Section 8.3(b) when the amendment has become effective).

(c)          In the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of a Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) the Company determines in good faith that offers and sales pursuant to the Registration Statement should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that could be required in such Registration Statement or related Prospectus (A) is premature, (B) could reasonably be expected to have an adverse effect on the Company or (C) is otherwise inadvisable, then the Company shall deliver a certificate in writing to each Holder (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, such Holder will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until such Holder’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus.  In the event of any Suspension, the Company shall use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed on the earliest possible date after the delivery of a Suspension Notice to each Holder.

(d)         The Company shall be entitled to exercise its rights to deliver a Suspension Notice under Section 8.3(c) to suspend the availability of a Registration Statement or related Prospectus, without incurring or accruing any obligation to pay the amounts provided for in Section 8.7(b), for one or more periods not to exceed, in the aggregate for all Registration Statements and Prospectuses, 45 consecutive days in any 90-day period and 90 days in any 365-day period (such period during which the availability of any Registration Statement and related Prospectus is suspended being a “Suspension Period”).

(e)          Provided that a Suspension is not then in effect, each Holder may sell Registrable Securities under the Registration Statements, provided that it arranges for delivery of a current Prospectus to the transferee of such Registrable Securities.

(f)            Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statements are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with the relevant Registration Statement and (ii) the requirement of delivering a current Prospectus has been satisfied.

(g)         The Company shall, promptly following the effectiveness of each Registration Statement, cause to be delivered to the transfer agent for the Registrable Securities an opinion of counsel satisfactory to the transfer agent advising that the Registrable Securities covered by the Registration Statement have been registered under the Securities Act and that the stock certificates for the Registrable Securities sold pursuant to the Registration Statement need not include a legend restricting the resale of the shares under the Securities Act; provided that each seller of Registrable Securities sold pursuant to the Registration Statement shall confirm that it has fulfilled its obligations under the Securities Act as a selling holder.

(h)         In the event of a sale of Registrable Securities by any Holder pursuant to the Registration Statements, such Holder shall deliver to the Company’s transfer agent an appropriate notification of the sale, so that the Registrable Securities may be properly transferred.

8.4.                              Obligations of the Holders.  The Holder or Holders of Registrable Securities included in any Registration Statement shall furnish the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the proposed distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

(a)          In the event the Purchaser determines to engage the services of an underwriter as permitted by the proviso clause of the first sentence of Section 8.1(e), the Holders agree to enter into and perform their obligations under an underwriting agreement, in usual and customary form, including customary indemnification and contribution obligations, with the managing underwriter of such offering and to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

(b)         No Holder may participate in any underwritten registration hereunder unless it (i) agrees to sell the Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreement and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses other than those payable by the Company pursuant to the terms of the last sentence of Section 8.1(e) of this Agreement.

8.5.                              Registration Expenses.

(a)          Subject to Section 8.5(b) and, in the case of an underwritten offering, subject to the final sentence of Section 8.1(e), all expenses incident to the Company’s performance of and compliance with Section 8 of this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including:  (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state blue sky or securities laws; (iii) all expenses of printing (including printing certificates for the securities to be issued and printing of Prospectuses), messenger and delivery services and telephone (to the extent the foregoing are actually incurred by the Company); (iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing the securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).  The Company will bear its internal expenses (including all salaries and expenses to its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

(b)         Except as expressly provided herein, the Holders shall bear the cost of all selling commissions and similar fees applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder and all transfer taxes applicable to the resale of the Registrable Securities.

8.6.                              Indemnification.

(a)          For the purpose of this Section 8.6:

(i)                                     the term “Selling Stockholder” shall include each Holder and any Affiliate of such Holder; and

(ii)                                  the term “Registration Statement” shall include the related Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statements at the time of effectiveness if no Rule 424(b) filing is required, exhibit, supplement or amendment included in or relating to the Registration Statements referred to in Section 8.1.

(b)         The Company agrees to indemnify and hold harmless each Selling Stockholder (and each Person, if any, who controls the Selling Stockholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and its officers, directors, partners, employees and agents from and against any losses, claims, damages or liabilities to which such Person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any amendment or supplement thereto or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such indemnified Person for any reasonable legal or other out-of-pocket expenses incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement, any Prospectus or any amendment or supplement thereto or any omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, any Prospectus or any amendment or supplement thereto or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 8.3 respecting sale of the Registrable Securities or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.  The indemnification for which provision is made in this Section 8.6(b) shall be in addition to any liability which the Company may otherwise have to an indemnified party.

(c)          Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company (and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and each of its officers, directors, employees and agents from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director, employee, agent or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by a Selling Stockholder to comply with the covenants and agreements contained in Section 8.3 hereof respecting the sale of the Registrable Securities, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any amendment or supplement thereto or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading if and to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of any Selling Stockholder specifically for use in preparation of the Registration Statement, any Prospectus or any amendment or supplement thereto and each Selling Stockholder, severally and not jointly, will reimburse the Company (or such officer, director, employee, agent or controlling person), as the case may be, for any reasonable legal or other out-of-pocket expenses incurred in investigating, defending or preparing to defend any such action, proceeding or claim.  The indemnification for which provision is made in this Section 8.6(c) shall be in addition to any liability which the Selling Stockholder may otherwise have to an indemnified party.

(d)         Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.6, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve the indemnifying Person from any liability which it may have to any indemnified person under this Section 8.6 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 8.6.  Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.  After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expenses of more than one separate law firm (together with appropriate local counsel) for all indemnified parties.  In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, further, that such consent shall not be unreasonably withheld.  No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(e)          If the indemnification provided for in this Section 8.6 is unavailable to or insufficient to hold harmless an indemnified person under Section 8.6(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders under such Registration Statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or any Selling Stockholder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement.  The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8.6(e) were determined by pro rata allocation (even if the Purchaser and other Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 8.6(e).  The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8.6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Selling Stockholders’ obligations in this paragraph to contribute shall be several and not joint.

8.7.                              Registration Defaults.

(a)          A “Registration Default” shall be deemed to occur in the event that, prior to the Final Date, any of the following events occur:  (i) an Initial Registration Statement is not filed with the SEC by the 90th day after the Initial Closing Date; (ii) the Initial Registration Statement is not declared effective by the SEC by the 180th day after the Initial Closing Date; (iii) a Subsequent Registration Statement is not filed with the SEC by the 90th day after any Subsequent Closing Date; (iv) a Subsequent Registration Statement is not declared effective by the SEC by the 180th day after the relevant Subsequent Closing Date; or (v) a Suspension.  Each of the foregoing will constitute a Registration Default whatever the reason for such event and whether it is voluntary or involuntary or is beyond the control of the Company pursuant to operation of law or as a result of any action or inaction by the SEC.  A Registration Default referred to in clause (v) of the preceding sentence shall be deemed to have occurred and be continuing only to the extent that the Suspension Period has extended past the periods permitted by Section 8.3(d).

(b)         Subject to Section 8.7(c), in the event of any Registration Default, the Company shall be required to pay to each Holder liquidated damages (which shall not be considered a penalty) for every 30-day period or part thereof during which the Registration Default continues, in an amount equal to 0.8333 percent of the sum of (i) the aggregate Redemption Price (as defined in the applicable Certificates of Designation) of all shares of Preferred Stock, if any, outstanding at the beginning of such 30-day period and held by such Holder and (ii) the outstanding principal amount of the Convertible Note, if any, held by such Holder at the beginning of such 30-day period, and (iii) the Registration Default Price per share of each Registrable Security held by such Holder at the beginning of such 30-day period.  Notwithstanding the foregoing, (1) the accrual of such liquidated damages shall immediately cease on the first day on which such Registration Default is cured (or deemed to be cured in accordance with Section 8.7(c) or (d)); and (2) in no event shall liquidated damages accrue (x) after the applicable Final Date or (y) at a rate in excess of that specified in the preceding sentence.  Any and all such liquidated damages shall be payable in immediately available funds within 10 Business Days of the first date on which the Registration Default is cured; provided, however, that in the event that the Registration Default is not cured within 90 days after the first date on which such default occurs or within any additional 30-day period following such initial 90-day period, such amount as shall be payable pursuant to the previous sentence assuming the Registration Default ended on such 90th day or on the last day of any successive 30-day period, as applicable, shall be payable by the Company on the fifth day following demand therefor by the Holder.

(c)          In the event of an occurrence of a Registration Default, with respect to any shares of Preferred Stock held by a Holder and any unpaid principal amount of the Convertible Note, if any, held in the name of such Holder, in each case at the time of the Registration Default, the Company may exercise its rights, if any, to redeem such Preferred Stock pursuant to Section 5(b) of the applicable Certificate of Designation, or to prepay any principal amount of the Convertible Note then outstanding pursuant to Section 3.1(a) of the Convertible Note, in which event the Registration Default shall be deemed to be cured as of the applicable Redemption Date with respect to any Preferred Stock that is so redeemed, and to be cured as of the Prepayment Date with respect to any principal amount of the Convertible Note that is so prepaid.

(d)         In the event of an occurrence of a Registration Default, with respect to any Registrable Securities held by a Holder at the time of the Registration Default, the Company shall have the right to purchase from the Holder any or all of such Registrable Securities at the Registration Default Price per share, upon at least 5 Business Days’ prior notice thereof to such Holder (which notice shall state the number of Registrable Securities that the Company will purchase and the closing date for such purchase), by tendering the Registration Default Price per share at a closing to occur at the Company’s principal executive offices or such other location as the Company may by notice direct, in which event the Registration Default shall be deemed to be cured with respect to any such Registrable Securities as of the date of such tender by the Company at such closing of the purchase price therefor.  In order to effect such purchase by the Company of such Registrable Securities, on or prior to the applicable closing date, the Holder shall surrender its certificate or certificates representing shares of the Registrable Securities to be purchased by the Company at the Company’s principal executive offices or such other location as the Company may by notice direct, and thereupon the purchase price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.  In the event less than all the shares represented by any such certificate are purchased by the Company, a new certificate shall be issued representing the unpurchased shares.

8.8.                              Rule 144.  The Company shall (a) file in a timely manner the reports and other information required to be filed by the Company under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, (b) upon the request of any Holder, deliver to such Holder a written statement as to whether the Company has complied with such information requirements, and (c) undertake any additional actions reasonably necessary to maintain the availability to the Holders for the sale of Registrable Securities of the said Rule 144 or similar rule or regulation.

8.9.                              Transfer of Registration Rights.  None of rights of any Holder under this Section 8 shall be transferred or assigned by the Holder to any Person unless such Person agrees, pursuant to a written instrument in form and substance reasonably satisfactory to the Company, to become a party to, and bound by, all of the terms and conditions of this Section 8.

9.                                       Termination.

9.1.                              Conditions of Termination.

(a)          If any condition precedent to the Company’s obligation to effect the Initial Closing, as set forth in Section 6.2, is not satisfied (otherwise than as a result of a breach by the Company of its obligations under this Agreement) and such condition is not waived, if waivable, by the Company on or prior to the Final Closing Date, the Company shall not be obligated to effect any of the Closings contemplated hereby and may, to the extent permitted by Section 9.2, terminate this Agreement by written notice given to the Purchaser.

(b)         If any condition precedent to the Purchaser’s obligation to effect the Initial Closing, as set forth in Section 6.1, is not satisfied (otherwise than as a result of a breach by the Purchaser of its obligations under this Agreement) and such condition is not waived, if waivable, by the Purchaser on or prior to the Final Closing Date, the Purchaser shall not be obligated to effect any of the Closings contemplated hereby and may, to the extent permitted by Section 9.2, terminate this Agreement by written notice given to the Purchaser.

(c)          Notwithstanding anything to the contrary contained herein, this Agreement will, without any further action of the Company or the Purchaser, terminate automatically upon any termination of the Collaboration Agreement pursuant to Section 16.1.2 thereof.

(d)         Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Initial Closing by mutual consent of the Company and the Purchaser.

9.2.                              Effect of Termination.  In the event of termination pursuant to Section 9.1, this Agreement shall become null and void and have no effect, with no liability on the part of the Company or the Purchaser, or their directors, officers, agents or stockholders, with respect to this Agreement, except for liability for any breach of this Agreement occurring prior to the date of termination; provided, that the provisions of Section 11 shall survive any such termination and continue thereafter and the provisions of Section 5.4 shall remain in effect for ninety (90) days following such termination.

10.                                 Information.

10.1.                        SEC Filings and Financial Statements.  Beginning on the date of this Agreement and continuing through the Initial Closing and thereafter for so long as the Purchaser Beneficially Owns any of the Securities or any shares of Common Stock issued upon conversion of the Securities, the Company shall use its commercially reasonable efforts to promptly furnish to the Purchaser the following reports to the extent such reports are not filed with the SEC via EDGAR or are not posted on the Company’s website, each of which shall be provided to the Purchaser by airmail or reputable express international courier:

(a)          The Company’s quarterly report on Form 10-Q or, in the absence of such report, a consolidated balance sheet of the Company as at the end of such period and the related consolidated statements of operations, stockholders’ equity and cash flows for such period and for the portion of the Company’s fiscal year ended on the last day of such quarter, all in reasonable detail and certified by the Company to have been prepared in accordance with GAAP, subject to year-end audit adjustments;

(b)         The Company’s annual report on Form 10-K or, in the absence of such report, a consolidated balance sheet of the Company as at the end of such fiscal year and the related consolidated statements of earnings, stockholders’ equity and cash flows for such year, all in reasonable detail and accompanied by the report on such consolidated financial statements of an independent certified public accountant selected by the Company; and

(c)          Copies of all (i) notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its stockholders or to financial analysts, promptly after providing the same to the stockholders, and (ii) periodic and special reports, documents and registration statements (other than on Form S-8) which the Company furnishes or files with the SEC.

10.2.                        Press Releases.  Beginning on the date of this Agreement and continuing through the Initial Closing and thereafter for so long as the Purchaser Beneficially Owns any of the Securities or any shares of Common Stock issued upon conversion of the Securities, the Company will use its commercially reasonable efforts to furnish to the Purchaser copies of all press releases within one (1) Business Day following release to the public to the extent that such releases are not immediately available on Yahoo Finance and are not available on the Company’s website.

10.3.                        Nonpublic Information.  Notwithstanding anything to the contrary contained in this Section 10, the Company shall not, except in connection with the matters contemplated by the Collaboration Agreement, disclose material nonpublic information to the Purchaser, or to advisors to or representatives of the Purchaser, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Purchaser, such advisors, or such representatives with the opportunity to accept or refuse to accept such material nonpublic information for review.

11.                                 Miscellaneous Provisions.

11.1.                        Public Statements or Releases.  Neither the Company nor the Purchaser shall make any public announcement with respect to the existence or terms of this Agreement, the Collaboration Agreement or the transactions provided for herein or therein without the prior approval of the other party, which shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, nothing in this Section 11.1 shall prevent either party from making any public announcement it considers necessary in order to satisfy its obligations under law or the rules of any national securities exchange or other administrative body having jurisdiction over such party; provided that such party, to the extent practicable, provides the other party with an opportunity to review and comment on any proposed public announcement before it is made.

11.2.                        Survival; Rights Cumulative.

(a)          All representations, warranties, covenants and agreements made by the Company pursuant to this Agreement (i) shall survive the execution and delivery of this Agreement, the Closings, the transfer by the Purchaser of any Security in accordance with the terms hereof, the conversion, redemption or repayment, as the case may be, of the Preferred Stock or the Convertible Note, if any, and sale by the Purchaser of any shares of Common Stock issued upon the conversion of any Security and (ii) may be relied upon by Purchaser and its permitted assigns regardless of any investigation that may have been made at any time by Purchaser or any assignee.  All representations, warranties, covenants and agreements made by the Purchaser pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings and may be relied upon by the Company and its permitted assigns.

(b)         Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which the parties may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

11.3.                        Pronouns.  All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

11.4.                        Notices.

(a)          Any notices, reports or other correspondence (hereinafter collectively referred to as “Correspondence”) required or permitted to be given hereunder shall be given in writing, shall expressly reference the section(s) of this Agreement to which they pertain, and shall be delivered to the other party, and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.  Such Correspondence shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second delivery day after deposit with an internationally recognized overnight delivery service.  Any Correspondence delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter.

(b)         All Correspondence to the Company shall be addressed as follows:

Abgenix, Inc.

6701 Kaiser Drive

Fremont, California  94555

U.S.A.

Attention:  President

Facsimile:  (510) 608-6547

with a copy to:

Abgenix, Inc.

6701 Kaiser Drive

Fremont, California  94555

U.S.A.

Attention: General Counsel

Facsimile:  (510) 790-5102

(c)          All Correspondence to the Purchaser shall be addressed as follows:

AstraZeneca UK Limited

Alderley House

Alderley Park

Macclesfield

Cheshire SK10 4TF

U.K.

Attention:  Assistant General Counsel

Facsimile:  0 162 5583105

with a copy to

AstraZeneca

15 Stanhope Gate

London W1K 1LN

U.K.

Attention:  Chief Financial Officer

Facsimile:  0 207 3045193

(d)         Any Person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

11.5.                        Captions.  The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

11.6.                        Severability.  Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

11.7.                        Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

11.8.                        Service of Process; Consent to Jurisdiction; Venue.

(a)          Each Party agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 11.4, or any other lawful means, shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any court identified in clause (b) below.

(b)         The Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts.  The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of New York or the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

11.9.                        Waiver.  No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

11.10.                  Expenses.  Except as otherwise expressly provided herein, each of the Company and the Purchaser shall pay its own fees and expenses incurred in connection with this Agreement.

11.11.                  Assignment.  Neither party may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, in whole or in part without the prior written consent of the other party, except that, subject to the provisions of Section 8.9, the

Purchaser shall always have the right, without such consent, (a) to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates and, (b) upon written notice to (and with the prior consent of) the Company, to assign any or all of its rights and delegate any or all of its obligations hereunder to any of its Affiliates or any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of the business to which this Agreement relates; provided, however, that Purchaser shall not require the Company’s consent to assign any or all of its rights or delegate any or all of its obligations hereunder to any of its Affiliates.  All validly assigned rights and delegated obligations of a party shall inure to the benefit of and be enforceable against the permitted successors, assigns and delegees of such party, provided that the delegating party shall remain jointly and severally liable for the performance of any delegated obligations under this Agreement.  Any attempted assignment or delegation in violation of this Section 11.11 shall be void.  Notwithstanding any other provision of this Section 11.11, the terms of this Agreement may be varied, amended and modified or this Agreement may be suspended, cancelled or terminated without the consent of any assignee or delegate that is not deemed pursuant to the provisions of this Section 11.11 to have become a party to this Agreement.

11.12.                  Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Copies of executed counterparts of this Agreement transmitted by facsimile shall be considered original executed counterparts provided receipt of such facsimile is confirmed.

11.13.                  Entire Agreement; Amendments.  This Agreement and the Collaboration Agreement, together with the schedules and exhibits hereto and thereto and the other agreements and instruments contemplated hereby and thereby, constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof (including that certain Confidential Letter of Intent dated April 7, 2003, as amended, and that certain Memorandum of Intent dated September 22, 2003), whether written or oral.  No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchaser.

11.14.                  No Right of Setoff.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE COMPANY HEREBY EXPRESSLY WAIVES, AND SHALL BE PROHIBITED FROM ENFORCING OR SEEKING TO ENFORCE, ANY RIGHT OR REMEDY (INCLUDING ANY COMMON LAW RIGHT OR REMEDY) TO SET OFF, COUNTERCLAIM, DEDUCT OR OTHERWISE REDUCE ANY AMOUNT WHICH THE COMPANY MAY BE ENTITLED TO RECEIVE FROM THE PURCHASER OR ITS AFFILIATES FROM OR AGAINST ANY AMOUNTS PAYABLE UNDER ANY SECURITY ISSUED HEREUNDER.

11.15.                  Understanding Regarding Purchase Price.  For the avoidance of doubt, none of the purchase price paid by the Purchaser to the Company hereunder for any shares of Preferred Stock is being provided by the Purchaser to the Company as payment for, or on account of, the manufacture by the Company on behalf of the Purchaser, or the supply by the Company to the Purchaser, of any products.

[The remainder of this page was left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

ABGENIX, INC.

By:	/s/	Raymond M. Withy
	Name:	Raymond M. Withy
	Title:	Chief Executive Officer

ASTRAZENECA UK LIMITED

By:	/s/	J.R. Symonds
	Name:	J.R. Symonds
	Title:	Chief Financial Officer

EXHIBIT A

[RESERVED]

EXHIBIT B

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
SERIES A-1 CONVERTIBLE PREFERRED STOCK

[See Exhibit 4.6]

EXHIBIT C

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
SERIES A-2 CONVERTIBLE PREFERRED STOCK

[See Exhibit 4.7]

Exhibit d

FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
SERIES A-3 CONVERTIBLE PREFERRED STOCK AND SERIES A-4 CONVERTIBLE
PREFERRED STOCK

EXHIBIT D

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A-X(1)
CONVERTIBLE PREFERRED STOCK OF ABGENIX, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

The undersigned, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to the authority expressly vested in the Board of Directors of Abgenix, Inc., a Delaware corporation (the “CORPORATION”), by the Corporation’s Certificate of Incorporation, the Board of Directors of the Corporation (the “BOARD OF DIRECTORS”) has duly provided for the issuance of and created a series of Preferred Stock (the “PREFERRED STOCK”) of the Corporation, par value $0.0001 per share, and in order to fix the designation and amount and the voting powers, designations, preferences and other rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock, has duly adopted this Certificate of Designations, Preferences and Rights of Preferred Stock (the “CERTIFICATE”).

Each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

1.                                       NUMBER OF SHARES AND DESIGNATION.  [               ] shares of Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as Series A-X Convertible Preferred Stock (the “SERIES A-X PREFERRED STOCK”).  Subject to Section 8(c), the number of shares of Series A-X Preferred Stock may be increased (to the extent of the Corporation’s authorized and unissued Preferred Stock) or decreased (but not below the number of shares of Series A-X Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase or decrease, as the case may be, with the Secretary of State of the State of Delaware.

2.                                       RANK.  The Series A-X Preferred Stock shall, with respect to rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (a) rank senior and prior to the Common Stock, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series A-X Preferred Stock (all of such equity securities, including the Common Stock, are collectively referred to herein as the “JUNIOR SECURITIES”), (b) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series A-X Preferred Stock (all of such equity securities are collectively referred to herein as the “PARITY SECURITIES”), and (c) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series A-X Preferred Stock (all of such equity securities are collectively referred to herein as the “SENIOR SECURITIES”).  The respective definitions of Junior Securities, Parity Securities

(1) The “X” is to be replaced throughout by a “3” or “4”, as appropriate.

and Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities or Senior Securities, as the case may be.

3.                                       DIVIDENDS.

(a)          Ratably with Common Stock.  The holders of shares of Series A-X Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends and distributions paid (whether in the form of cash, stock or otherwise) on the shares of Common Stock as if immediately prior to each record date for the Common Stock, shares of Series A-X Preferred Stock then outstanding were converted into shares of Common Stock (in the manner, and at the Conversion Price, described in Section 6(a)(i)).  Notwithstanding anything contained in this Certificate to the contrary, the provisions of this Section 3(a) shall be given effect as though each share of Series A-X Preferred Stock had been issued by the Corporation to the holder thereof on the Initial Closing Date (as such term is defined in the Purchase Agreement), such that upon issue of any share of the Series A-X Preferred Stock the holder thereof shall, immediately upon issue and without any further action by such holder, be entitled to receive any dividends to which such holder would have been entitled had such share of Series A-X Preferred Stock been issued by the Corporation on the Initial Closing Date and held by such holder from the Initial Closing Date to and including the date of issue of such share.

(b)         Dividend Trigger Date.  Subject to the rights of the holders of any Senior Securities, in addition to the dividends specified in Section 3(a), upon the occurrence and during the continuation of any Event of Default described in Section 10(a)(i) (the date of each such occurrence, a “DIVIDEND TRIGGER DATE”), thereafter and continuing until the earlier of the redemption or conversion of the relevant shares of Series A-X Preferred Stock and the date on which such Event of Default is cured and ceases to exist, the holders of such shares shall be entitled to receive, out of funds legally available for that purpose, cash dividends at the Dividend Rate.  Such dividends shall be cumulative from the Dividend Trigger Date and shall be payable in arrears on each Dividend Payment Date, provided that if any such payment date is not a Business Day then such dividend shall be payable on the next Business Day.  The dividends per share of the Series A-X Preferred Stock for any full quarterly period shall be computed by multiplying the Dividend Rate for such Dividend Period by the Redemption Price per share and dividing the result by four.  Dividends payable for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for such period less than one month.

(c)          Ratable Distribution.  If the full cash dividends required to be paid by the Corporation to the holder of Series A-X Preferred Stock pursuant to Section 3(b) are not paid or made available to the holders of all outstanding shares of Series A-X Preferred Stock, and funds available shall be insufficient to permit payment in full in cash to all such holders and the holders of any Parity Securities of the preferential amounts to which they are then entitled, the entire amount available for payment of cash dividends shall be distributed among the holders of the Series A-X Preferred Stock and such holders of Parity Securities ratably and in proportion to the full amount to which they would otherwise be respectively entitled, and any remainder not paid in cash to such holders shall cumulate.

2

(d)         Junior Securities.  So long as any shares of Series A-X Preferred Stock shall be outstanding after the Dividend Trigger Date or any dividends accrued but unpaid in respect of shares of Series A-X Preferred Stock redeemed pursuant to Section 5 or converted pursuant to Section 6 remain unpaid, the Corporation shall not (i) declare or pay any dividend or make any distribution on any Junior Securities, whether in cash, property or otherwise (other than dividends payable on shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Securities other than Common Stock), or (ii) purchase or redeem any Junior Securities, or pay or make available any monies for a sinking fund for the purchase or redemption of any Junior Securities, unless all dividends to which the holders of Series A-X Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof set apart.

4.                                       LIQUIDATION PREFERENCE.

(a)          Amount.  The liquidation preference for the shares of Series A-X Preferred Stock shall be One Thousand United States Dollars (U.S. $1,000.00) per share (the “BASE LIQUIDATION VALUE”), plus the amount of any accrued but unpaid dividends (the “LIQUIDATION VALUE”).

(b)         Entitlement of Series A-X Preferred Stockholders.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A-X Preferred Stock shall be entitled to receive the greater of (i) the Liquidation Value of such shares in effect on the date of such liquidation, dissolution or winding up or (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of Series A-X Preferred Stock into shares of Common Stock (pursuant to, and at the Conversion Price described in, Section 6(a)(i)).

(c)          Seniority.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A-X Preferred Stock (i) shall not be entitled to receive the Liquidation Value of such shares until payment in full or provision has been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Securities, and (ii) shall be entitled to receive the Liquidation Value of such shares before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities.  Subject to clause (i) above, if the assets of the Corporation are not sufficient to pay in full the Liquidation Value payable to the holders of shares of Series A-X Preferred Stock and the liquidation preference payable to the holders of any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A-X Preferred Stock and any such other Parity Securities ratably in accordance with the Liquidation Value for the Series A-X Preferred Stock and the liquidation preference for the Parity Securities, respectively.

(d)         Events Constituting Liquidation.  Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation’s assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

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5.                                       REDEMPTION; PROCEDURES FOR REDEMPTION.

(a)          Redemption Upon Final Maturity.  On the fifth (5th) anniversary of the date on which the Corporation first issues any shares of Series A-X Preferred Stock (the “MATURITY DATE”), the Corporation shall redeem all shares of Series A-X Preferred Stock, if then outstanding, at a cash redemption price per share equal to the Liquidation Value (such amount being referred to herein as the “REDEMPTION PRICE”).

(b)         Redemption at Option of the Corporation.  At any time prior to the Maturity Date, at its sole option, the Corporation may redeem any or all shares of Series A-X Preferred Stock at a cash redemption price per share equal to the Redemption Price if (i) a shelf registration statement covering resales of the Common Stock issuable upon conversion of Series A-X Preferred Stock is effective and available for use in accordance with Section 8.1 of the Purchase Agreement and is expected to remain effective and available for use for the thirty (30) days following the date of the notice provided by the Corporation pursuant to Section 5(c), unless registration is no longer required pursuant to the terms and conditions of the Purchase Agreement and (ii) the Common Stock issuable upon conversion of the Series A-X Preferred Stock is listed or admitted for trading on an Approved Market and is expected to remain so listed or admitted for trading for the thirty (30) days following the date of the notice provided by the Corporation pursuant to Section 5(c).  Except as set forth in this Section 5(b), the Corporation shall not have the option to redeem any shares of Series A-X Preferred Stock.  If fewer than all of the outstanding shares of Series A-X Preferred Stock are to be redeemed pursuant to this Section 5(b), the shares of each holder of Series A-X Preferred Stock shall be redeemed on a pro rata basis (according to the number of shares of Series A-X Preferred Stock held by each holder, with any fractional shares rounded to the nearest whole share or in such other manner as the Board of Directors may determine, as may be prescribed by resolution of the Board of Directors).

(c)          Notice of Redemption.  In the event of a redemption of shares of Series A-X Preferred Stock pursuant to Section 5(a) or (b), notice of such redemption shall be given by the Corporation, by first class mail, postage prepaid, mailed not less than fifteen (15) days nor more than forty-five (45) days prior to the Redemption Date, to each holder of Series A-X Preferred Stock at the address appearing in the Corporation’s records.  Such notice shall state:

(i)                                     the date on which the holder is to surrender to the Corporation the certificates for any shares to be redeemed (such date, the “REDEMPTION DATE”);

(ii)                                  the number of shares of Series A-X Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder (such notice being referred to as the “REDEMPTION NOTICE”);

(iii)                               the then-current Conversion Price;

(iv)                              that if the holder wishes to convert any or all shares of Series A-X Preferred Stock that are the subject of the Redemption Notice, the holder must give

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notice of such conversion no later than the close of business on the Business Day immediately preceding the Redemption Date; and

(v)                                 that, unless the Corporation defaults in paying the Redemption Price with respect to such shares of Series A-X Preferred Stock, the only remaining right of the holder in respect of such shares shall be to receive the payment of the Redemption Price.

Once a Redemption Notice is given by the Corporation to a holder, the shares of Series A-X Preferred Stock that are the subject of such Redemption Notice shall not thereafter be convertible pursuant to Section 6(a)(ii) and the Redemption Price shall become due and payable on the Redemption Date, except to the extent that all or any portion of the shares of Series A-X Preferred Stock held by such holder are converted in accordance with the provisions of Section 6(a)(i).

(d)         Redemption Events.

(i)                                     Notwithstanding anything contained in Section 5(a), (b) or (c) to the contrary, if at any time there shall occur a Redemption Event, then on the date that is thirty (30) Business Days after the date of such Redemption Event (or, if such day is not a Business Day, then the next Business Day thereafter) (the “ REDEMPTION EVENT DATE”), the Corporation shall either, as it may elect,

(1)          redeem from each holder of Series A-X Preferred Stock, at a cash redemption price equal to the Redemption Price, as many of the Maximum Number of Redemption Event Shares as the holder may specify in a Redemption Event Notice (for each holder, such number of shares, the “DESIGNATED NUMBER OF REDEMPTION EVENT SHARES”), or

(2)          exercise its rights pursuant to, and subject to all of the terms and provisions of, Section 6(a)(ii) to require the holder of the Series A-X Preferred Stock to convert the Designated Number of Redemption Event Shares; provided, however, that if and to the extent, as of the Redemption Event Date, the Corporation is prevented by the terms of Section 6(a)(ii)(B) from requiring the holder to convert shares of Series A-X Preferred Stock pursuant to Section 6(a)(ii)(A), then the Corporation shall, notwithstanding any election that it may otherwise have made pursuant to this Section 5(d)(i), redeem from each holder on the Redemption Event Date in accordance with clause (1) above such of the Designated Number of Redemption Event Shares as the Corporation is prevented by the terms of Section 6(a)(ii)(B) from requiring the holder to convert as of such date.

(ii)                                  Within ten (10) Business Days after the occurrence of a Redemption Event, the Corporation shall provide each holder of Series A-X Preferred Stock with notice of the Redemption Event. The notice shall state:

(A)      the date of such Redemption Event, and, briefly, the events causing such Redemption Event;

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(B)        the date by which the Redemption Event Notice pursuant to this Section 5(d) must be given;

(C)        the Redemption Event Date;

(D)       the Maximum Number of Redemption Event Shares;

(E)         the holder’s right to require the Corporation to redeem or convert (at the Corporation’s election) such number of shares of Series A-X Preferred Stock as would equal the Maximum Number of Redemption Event Shares;

(F)         whether the Corporation is electing to redeem or exercise its rights to convert such Designated Number of Redemption Event Shares as may thereafter be specified by the holder (and in the event that the Corporation is electing to exercise its rights to convert such shares, the place or places where certificates for such shares are to be surrendered for issuance of certificates representing shares of Common Stock);

(G)        the then-current Conversion Price and the then-current Corporation Conversion Price;

(H)       that the Series A-X Preferred Stock that is the subject of redemption pursuant to a Redemption Event Notice may be converted into Common Stock pursuant to Section 6(a)(i) only to the extent that the Redemption Event Notice has been withdrawn in accordance with the terms of this Certificate;

(I)            the procedures that the holder must follow to exercise rights under this Section 5(d); and

(J)           the procedures for withdrawing a Redemption Event Notice.

(iii)                               The holder may exercise its rights specified in this Section 5(d) by delivery to the Corporation of a written notice (a “REDEMPTION EVENT NOTICE”) at any time prior to the close of business on the Business Day next preceding the Redemption Event Date specifying the Designated Number of Redemption Event Shares.  The holder may specify a Designated Number of Redemption Event Shares that is less than the Maximum Number of Redemption Event Shares only if the amount so designated is not less than one whole share.  Notwithstanding anything herein to the contrary, the holder shall have the right to withdraw any Redemption Event Notice in whole or in a portion thereof so long as the remaining Designated Number of Redemption Event Shares, if any, is not less than one whole share at any time prior to the close of business on the Business Day next preceding the Redemption Event Date by written notice of withdrawal given to the Corporation.

(e)          Rights of Holder.  Upon receipt by the Corporation of the Redemption Event Notice specified in Section 5(d)(iii), the holder shall (unless such Redemption Event Notice is withdrawn as specified in Section 5(d)(iii)) thereafter be entitled to receive on the Redemption Event Date, either the Redemption Price or the certificates and payment amount (if any) to which it is entitled upon conversion as provided in Section 6(b)(ii), as applicable, in each case with

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respect to each share of Series A-X Preferred Stock held by such holder that is included in the Designated Number of Redemption Event Shares.  Any Series A-X Preferred Stock in respect of which a Redemption Event Notice has been given by the holder thereof may not be converted into shares of Common Stock pursuant to Section 6(a) on or after the date of the delivery of such Redemption Event Notice unless such Redemption Event Notice has first been validly withdrawn.

(f)            Redemption Terms.  In the event that any Designated Number of Redemption Event Shares are to be redeemed pursuant to this Section 5, the following terms and conditions shall apply.

(i)                                     Surrender of Certificates.  On or prior to the Redemption Date or the Redemption Event Date, as the case may be, each holder of Series A-X Preferred Stock to be redeemed shall surrender its certificate or certificates representing shares of Series A-X Preferred Stock to be redeemed to the Corporation at the Corporation’s principal executive offices or such other location as the Corporation may by notice direct, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.  In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.  From and after the Redemption Date or the Redemption Event Date, as the case may be, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A-X Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to the Series A-X Preferred Stock subject to redemption, and such shares shall not thereafter be transferred on the books of the Corporation or deemed to be outstanding for any purpose whatsoever.

(ii)                                  Consequences of Nonpayment.  In the event that the Corporation does not pay the Redemption Price on the Redemption Date or the Redemption Event Date, as the case may be, the Redemption Price shall be calculated as if the Redemption Date or the Redemption Event Date, as the case may be, were the later of such date and the date on which such payment is made.  If the Corporation is unable at the Redemption Date or the Redemption Event Date, as the case may be, to redeem any or all shares of Series A-X Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Delaware, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws.  In the event of any redemption of only a part of the then outstanding Series A-X Preferred Stock subject to redemption, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of Series A-X Preferred Stock held on the date of notice of redemption).

(g)         Conversion Terms.  In the event that the Corporation elects, pursuant to clause (2) of Section 5(d)(i), to exercise its rights to require the holder to convert shares of Series A-X Preferred Stock pursuant to Section 6(a)(ii) with respect to the Designated Number of Redemption Event Shares specified by each holder, the terms of Section 6 shall govern the conversion of such shares, except that the notice provisions of Section 5(d)(ii) shall apply in lieu

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of the notice requirements of Section 6(b)(i)(B) such that, upon the Corporation’s giving of the notice required pursuant to Section 5(d)(ii), the Corporation shall be deemed to have exercised its conversion rights pursuant to Section 6(a)(ii) with respect to the Designated Number of Redemption Event Shares specified by each holder and the Corporation shall not be required to provide any additional notice under Section 6(b)(i)(B) in order to exercise such rights with respect to such shares.

6.                                       CONVERSION.

(a)          Right to Convert; Right of Corporation to Require Conversion.

(i)                                     Voluntary Conversion at the Option of the Holder.  Subject to the provisions of Section 5, this Section 6 and Section 9, each holder of shares of Series A-X Preferred Stock shall have the right, at any time and from time to time, at such holder’s option, to convert any or all of such holder’s shares of Series A-X Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the conversion price equal to the Initial Conversion Price per share of Common Stock, subject to adjustment as described in Section 6(c) (as adjusted, the “CONVERSION PRICE”).  The number of shares of Common Stock into which a share of the Series A-X Preferred Stock shall be convertible pursuant to this Section 6(a)(i) (calculated as to each conversion to the nearest 1/100th of a share) shall be determined by dividing the Base Liquidation Value by the Conversion Price in effect at the time of conversion. The “INITIAL CONVERSION PRICE” shall be Thirty United States Dollars (U.S. $30.00) per share.  Notwithstanding the foregoing provisions of this Section 6(a)(i), if some or all of the shares of Series A-X Preferred Stock held by the holder are to be redeemed pursuant to Section 5, the conversion right specified in this Section 6(a)(i) shall terminate as to such shares at the close of business on the Business Day immediately preceding the Redemption Date or the Redemption Event Date, as the case may be (unless the Corporation shall default in paying the Redemption Price per share, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured).

(ii)                                  Mandatory Conversion at the Option of the Corporation.

(A)      Subject to the provisions of Section 5, this Section 6 and Section 9, the Corporation shall have the right to require the holder of shares of Series A-X Preferred Stock, at the Corporation’s option, to convert any or all of such holder’s shares of Series A-X Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at a conversion price equal to the lower of (1) the Average Market Price for Corporation’s Conversion Option or (2) the Conversion Price described in Section 6(a)(i) above (such lower price, the “CORPORATION CONVERSION PRICE”).  The number of shares of Common Stock into which a share of the Series A-X Preferred Stock shall be convertible pursuant to this Section 6(a)(ii) (calculated as to each conversion to the nearest 1/100th of a share) shall be determined by dividing the Base Liquidation Value by the Corporation Conversion Price.

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(B)        Notwithstanding anything contained herein to the contrary, in no event shall the Corporation have the right to require the holder of shares of Series A-X Preferred Stock to convert any or all of such shares into shares of Common Stock pursuant to Section 6(a)(ii)(A):  (1) at any time during the period commencing on the date of the Initial Closing (as such term is defined in the Purchase Agreement) and ending on the third anniversary thereof (the “RESTRICTED CONVERSION PERIOD”), except to the extent permitted by the terms and conditions of Section 6(a)(ii)(C); (2) unless (y) a shelf registration statement covering resales of the Common Stock issuable upon conversion of the Series A-X Preferred Stock is effective and available for use in accordance with Section 8.1 of the Purchase Agreement and is expected to remain effective and available for use for the thirty (30) days following the Conversion Date unless registration is no longer required pursuant to the terms and conditions of the Purchase Agreement and (z) the Common Stock issuable upon conversion of the Series A-X Preferred Stock is listed or admitted for trading on an Approved Market and is expected to remain so listed or admitted for trading for the thirty (30) days following the Conversion Date; (3) if there exists and is continuing an Event of Default; or (4) during any period when any member of the Corporation’s senior management is, to the knowledge of the Corporation, at the time of the giving of the Corporation’s Election Notice (or, in the event of a conversion by the Corporation pursuant to an election under clause (2) of Section 5(d)(i), at the time of the Corporation’s giving of the notice required pursuant to Section 5(d)(ii)), prohibited or restricted from trading in shares of Common Stock under the Corporation’s internal rules and procedures relating to insider trading in the Corporation’s securities.

(C)                                During the Restricted Conversion Period, the Corporation shall have no right to require the holders of shares of Series A-X Preferred Stock to convert in any three month period shares of Series A-X Preferred Stock that yield shares of Common Stock exceeding the greater of (1) one percent of the shares of Common Stock outstanding as of the beginning of such three month period and (2) the average weekly trading volume on the NNM for shares of Common Stock during the four weeks ending on the first day of such three month period, in each case as such amounts are determined pursuant to Rule 144 of the Securities Act.

(b)         Mechanics of Conversion.

(i)                                     Procedures to Exercise Conversion Rights.  A holder of shares of Series A-X Preferred Stock or the Corporation, as the case may be, that elects to exercise its conversion rights pursuant to Section 6(a) shall provide notice to the other party as follows:

(A)      Holder’s Notice and Surrender.  To exercise its conversion right pursuant to Section 6(a)(i), the holder of shares of Series A-X Preferred Stock to be converted shall surrender the certificate or certificates representing such shares at the office of the Corporation (or any transfer agent of the Corporation previously designated by the Corporation to the holders of Series A-X Preferred Stock for this

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purpose) with a written notice of election to convert, completed and signed, specifying the number of shares to be converted.

(B)        Corporation’s Notice.  Subject to Section 5(g), to exercise its conversion right pursuant to Section 6(a)(ii), the Corporation shall deliver written notice to such holder (the “CORPORATION’S ELECTION NOTICE”), at least twenty (20) days and no more than forty-five (45) days prior to the Conversion Date, specifying: (1) the number of shares of Series A-X Preferred Stock to be converted and, if fewer than all the shares held by such holder are to be converted, the number of shares to be held by such holder; (2) the Conversion Date; and (3) the place or places where certificates for such shares are to be surrendered for issuance of certificates representing shares of Common Stock.

(ii)                                  Surrender and Delivery of Certificates.  Unless the shares issuable upon conversion are to be issued in the same name as the name in which such shares of Series A-X Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or the holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax in accordance with Section 6(b)(vi).  As promptly as practicable after the surrender by the holder of the certificates for shares of Series A-X Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder’s written order to the holder’s transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares, a check payable in an amount corresponding to any fractional interest in a share of Common Stock as provided in Section 6(b)(vii), and, in the case of a conversion pursuant to Section 6(a)(ii), a certificate of an executive officer of the Corporation setting forth the Corporation Conversion Price and, in reasonable detail, the determination thereof and the number of shares of Common Stock issued in respect of each converted share of Series A-X Preferred Stock.

(iii)                               Effective Date of Conversion.  Each conversion shall be deemed to have been effected immediately prior to the close of business on (A) in the case of conversion pursuant to Section 6(a)(i), the first Business Day on which the certificates for shares of Series A-X Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid or (B) in the case of conversion pursuant to Section 6(a)(ii), the date specified as the Conversion Date in the Corporation’s notice of conversion delivered to each holder pursuant to Section 6(b)(i)(B) (in each case, the “CONVERSION DATE”); provided, however, that in the event of a conversion by the Corporation under Section 6(a)(ii) pursuant to an election made by the Corporation under clause (2) of Section 5(d)(i), the “CONVERSION DATE” shall be the Redemption Event Date.  At such time on the Conversion Date:  (A) the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time; and (B) such shares of Series A-X Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares, in the event of conversion pursuant to Section

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6(a)(i), surrendered for conversion and, in the event of conversion pursuant to Section 6(a)(ii), covered by the Corporation’s notice of conversion, shall immediately terminate except the right to receive (x) the Common Stock, (y) other amounts payable pursuant to this Section 6, and (z) any dividends then accrued but unpaid in respect of the converted Series A-X Preferred Stock.

(iv)                              Duly Issued Shares.  All shares of Common Stock delivered upon conversion of the Series A-X Preferred Stock shall, upon delivery, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights and free from all taxes, liens, security interests and charges (other than liens or charges created by or imposed upon the holder or taxes in respect of any transfer occurring contemporaneously therewith).

(v)                                 Reservation and Listing of Shares.  The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting conversions of the Series A-X Preferred Stock, the aggregate number of shares of Common Stock issuable upon conversion of the Series A-X Preferred Stock pursuant to Section 6(a)(i).  Prior to any conversion by the Corporation pursuant to Section 6(a)(ii), the Corporation shall ensure that it then has a sufficient number of authorized but unissued shares of Common Stock in order to effect such conversion.  The Corporation shall, promptly following the issuance of the shares of Series A-X Preferred Stock, take such action to cause the shares of Common Stock initially issuable upon conversion of the shares of Series A-X Preferred Stock to be listed on the NNM as promptly as possible but no later than the effective date of the Registration Statement providing for the resale by the holder of shares of Common Stock issuable upon conversion of shares of the Series A-X Preferred Stock as contemplated by Section 8 of the Purchase Agreement.  The Corporation further agrees that if it applies to have its Common Stock or other securities traded on any other stock exchange or market it will include in such application all shares of Common Stock to be issued upon the shares of Series A-X Preferred Stock and will take all such other actions as may be necessary to cause such shares of Common Stock to be so listed.  During the period beginning on the date hereof and ending on the Final Date (as such term is defined in the Purchase Agreement), the Corporation shall take all actions necessary to continue the listing and trading of its Common Stock on an Approved Market and will comply in all material respects with the Corporation’s reporting, filing and other obligations under the bylaws and rules of each such exchange or market on which shares of the Common Stock may from time to time be listed to the extent necessary to ensure the continued eligibility for trading of shares of Common Stock.  The Corporation shall take all commercially reasonable action as may be necessary to ensure that the shares of Common Stock may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange or inter-dealer quotation system on which the shares of Common Stock are listed or traded.

(vi)                              Fees and Taxes.  Issuances of certificates for shares of Common Stock upon conversion of the Series A-X Preferred Stock shall be made without charge to the holder of shares of Series A-X Preferred Stock for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith or as a result of the holder being a non-U.S. person) or other incidental expense in respect of the issuance

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of such certificates, all of which taxes and expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the holder of the Series A-X Preferred Stock, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(vii)                           Fractions of Shares.  In connection with the conversion of any shares of Series A-X Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the Conversion Date.

(viii)                        Conversion on Pro Rata Basis.  If fewer than all of the outstanding shares of Series A-X Preferred Stock are to be converted pursuant to Section 6(a)(ii), the shares of each holder of Series A-X Preferred Stock shall be converted on a pro rata basis (according to the number of shares of Series A-X Preferred Stock held by each holder, with any fractional shares rounded to the nearest whole share or in such other manner as the Board of Directors may determine, as may be prescribed by resolution of the Board of Directors).

(c)          Adjustments to Conversion Price.  The Conversion Price shall be adjusted from time to time pursuant to the following provisions.

(i)                                     Stock Splits, Etc.  In case the Corporation shall (A) pay a dividend on its Common Stock in shares of Common Stock, (B) make a distribution on its Common Stock in shares of Common Stock, (C) subdivide its Outstanding Common Stock into a greater number of shares, or (D) combine its Outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder shall upon conversion of the shares of Series A-X Preferred Stock held by it be entitled to receive that number of shares of Common Stock which it would have owned had such shares of Series A-X Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section 6(c)(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(ii)                                  Rights to Purchase Common Stock.  In case the Corporation shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than sixty (60) days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Average Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the

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Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock Outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Average Market Price per share of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock Outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible).  Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date.  If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(iii)                               Distributions to Holders of Common Stock.

(A)      In case the Corporation shall distribute to all or substantially all holders of its Common Stock any shares of Capital Stock of the Corporation (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Corporation but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in Section 6(c)(i)), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in Section 6(c)(ii) and also excluding the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders rights plan or the detachment of such rights under the terms of such stockholder rights plan), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Current Average Market Price per share of the Common Stock on the record date mentioned below less the fair market value on such record date (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the holder) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock Outstanding on the record date), and of which the denominator shall be the Current Average Market Price per share of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

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(B)        In the event the then fair market value (as so determined) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Average Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that the holder has the right to receive upon conversion the amount of Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants the holder would have received had the holder converted the shares of Series A-X Preferred Stock then held by it on such record date.  In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines the fair market value of any distribution for purposes of this Section 6(c)(iii)(B) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Average Market Price of the Common Stock.

(C)        In the event that the Corporation has implemented or implements a preferred shares rights plan (“RIGHTS PLAN”), upon conversion by each holder of the shares of Series A-X Preferred Stock held by it into Common Stock, to the extent that the Rights Plan has been implemented and is still in effect upon such conversion, the holder shall receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan.  Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 6(c)(iii)(C).

(D)       Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“TRIGGER EVENT”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6(c)(iii)(D) (and no adjustment to the Conversion Price under this Section 6(c)(iii)(D) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 6(c)(iii)(D). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of the Initial Closing Date (as such term is defined in the Purchase Agreement), are subject to events upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In

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addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 6(c)(iii)(D) was made, (y) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (z) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

(E)         In case the Corporation shall, by dividend or otherwise, at any time distribute (a “TRIGGERING DISTRIBUTION”) to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of (1) any cash and the fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the holder) of any other consideration payable in respect of any tender offer by the Corporation or a Subsidiary of the Corporation for Common Stock consummated within the twelve (12) months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 6(c)(iii)(E) has been made and (2) all other cash distributions to all or substantially all holders of its Common Stock made within the twelve (12) months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 6(c)(iii)(E) has been made (and in which the holder did not otherwise participate), exceeds an amount equal to ten percent (10%) of the product of the Current Average Market Price per share of Common Stock on the Business Day (the “DETERMINATION DATE”) immediately preceding the day on which such Triggering Distribution is declared by the Corporation multiplied by the number of shares of Common Stock Outstanding on the Determination Date (excluding shares held in the treasury of the Corporation), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the Current Average Market Price per share of the Common Stock on the Determination

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Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid in this Section 6(c)(iii)(E)) of any such other consideration so distributed, paid or payable within such twelve (12) months (including the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock Outstanding on the Determination Date) and the denominator shall be such Current Average Market Price per share of the Common Stock on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

(F)         In case any tender offer made by the Corporation or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the holder) of any other consideration) that, together with the aggregate amount of (1) any cash and the fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the holder) of any other consideration payable in respect of any other tender offers by the Corporation or any Subsidiary of the Corporation for Common Stock consummated within the twelve (12) months preceding the date of the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 6(c)(iii)(F) has been made and (2) all cash distributions to all or substantially all holders of its Common Stock made within the twelve (12) months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 6(c)(iii)(F) has been made (and in which the holder did not otherwise participate), exceeds an amount equal to ten percent (10%) of the product of the Current Average Market Price per share of Common Stock as of the last date (the “EXPIRATION DATE”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “EXPIRATION TIME”) multiplied by the number of shares of Common Stock Outstanding (including tendered shares but excluding any shares held in the treasury of the Corporation) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock Outstanding (including tendered shares but excluding any shares held in the treasury of the Corporation) at the Expiration Time multiplied by the Current Average Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (y) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “PURCHASED SHARES”) and (z) the product of the number of shares of Common Stock Outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Corporation) at the Expiration Time and the Current Average Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that

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the Corporation is obligated to purchase shares pursuant to any such tender offer, but the Corporation is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 6(c)(iii)(F) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 6(c)(iii)(F).

(G)        For purposes of this Section 6(c), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(iv)                              Deferral.  In any case in which this Section 6(c) shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 6(c), the Corporation may elect to defer (but only until five (5) Business Days following the giving by the Corporation to the holder the certificate described in Section 6(c)(vii)) issuing to the holder of any Series A-X Preferred Stock converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other Capital Stock of the Corporation issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Corporation issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Corporation shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Corporation of the right to receive such shares.  If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Corporation for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

(v)                                 No Adjustment.  No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least one half of one percent (.5%) in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 6(c)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(c)(v) shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  No adjustment need be made for issuances of Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.  To the extent that the Series A-X Preferred Stock held by a holder becomes redeemable for, or convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.

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(vi)                              Adjustment for Tax Purposes.  The Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by the preceding sections of this Section 6(c), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable.

(vii)                           Notice of Adjustment.  Whenever the Conversion Price or conversion privilege is adjusted, the Corporation shall promptly notify the holder of the adjustment and provide the holder with an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it.

(viii)                        Notice of Certain Transactions.  In the event that:

(A)      the Corporation takes any action which would require an adjustment in the Conversion Price;

(B)        the Corporation consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Corporation must approve the transaction; or

(C)        there is a dissolution or liquidation of the Corporation;

then the Corporation shall notify the holder of the proposed transaction and the related record or effective date, as the case may be.  The Corporation shall give the notice at least ten (10) days before such date.  Failure to give such notice or any defect therein shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this Section 6(c)(viii).

(ix)                                Provisions to be Given Effect from Initial Closing Date.  Notwithstanding anything contained in this Certificate to the contrary, the provisions of this Section 6(c) shall be given effect as though each share of Series A-X Preferred Stock had been issued by the Corporation to the holder thereof on the Initial Closing Date, such that upon issue of any share of the Series A-X Preferred Stock the Conversion Price shall, immediately upon issue and without any further action by such holder, be adjusted to take account of all events occurring from the Initial Closing Date until the date of issue of such share of Series A-X Preferred Stock as though such share of Series A-X Preferred Stock had been outstanding continuously during such period.

(d)         Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.  If any of the following shall occur, namely:

(i)                                     any reclassification or change of shares of Common Stock issuable upon conversion of the Series A-X Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 6(c));

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(ii)                                  any consolidation or merger or combination to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, Outstanding shares of Common Stock; or

(iii)                               any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Corporation, directly or indirectly, to any person,

then the Corporation, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the holder a supplemental instrument providing that (A) the holder shall have the right to convert its shares of Series A-X Preferred Stock into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Series A-X Preferred Stock, at a conversion price equal to the Conversion Price determined pursuant to Section 6(a)(i), immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance, and (B) in the event of any exercise by the Corporation of its right to convert any shares of Series A-X Preferred Stock held by such holder pursuant to Section 6(a)(ii), such shares of Series A-X Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Series A-X Preferred Stock, at a conversion price equal to the Corporation Conversion Price determined pursuant to Section 6(a)(ii)(A), immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance.  Any such supplemental instrument shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in Section 6(c). If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental instrument shall also be executed by such other person and shall contain such additional provisions to protect the interests of the holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 6(d) shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.  In the event the Corporation shall execute a supplemental instrument pursuant to this Section 6(d), the Corporation shall promptly file with the holder (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by the holder upon the conversion of its shares of Series A-X Preferred Stock after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with.  Notwithstanding anything contained in this Certificate to the contrary, the provisions of this Section 6(d) shall be given effect as though each share of Series A-X Preferred Stock had

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been issued by the Corporation to the holder thereof on the Initial Closing Date, such that upon issue of any share of the Series A-X Preferred Stock the holder thereof shall, immediately upon issue and without any further action by such holder, be entitled to the benefit of all provisions of this Section 6(d) with respect to any and all events occurring from the Initial Closing Date until the date of issue of such share of Series A-X Preferred Stock as though such share of Series A-X Preferred Stock had been outstanding continuously during such period.

(e)          Voluntary Reduction.  The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days and if the reduction is irrevocable during the period if the Board of Directors determines that such reduction would be in the best interest of the Corporation or to avoid or diminish income tax to holders of shares of the Common Stock in connection with a dividend or distribution of stock or similar event, and the Corporation provides fifteen (15) days’ prior notice of any reduction in the Conversion Price; provided, however, that in no event may the Corporation reduce the Conversion Price to be less than the par value of a share of Common Stock.

(f)            Miscellaneous.

(i)                                     Except as otherwise explicitly contemplated by this Section 6, no adjustment in respect of any dividends or other payments or distributions made to holders of Series A-X Preferred Stock or securities issuable upon the conversion of the Series A-X Preferred Stock will be made during the term of the Series A-X Preferred Stock or upon the conversion of the Series A-X Preferred Stock.  The provisions of this Section 6(f) are without prejudice to the right of holders of Series A-X Preferred Stock to receive any dividends to which they may be entitled under Section 3.

(ii)                                  If any event occurs of the type contemplated by the provisions of Section 6(c), (d), or (e) but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall make any appropriate adjustment in the Conversion Price necessary to protect the rights of the holder as and to the extent contemplated by Sections 6(c), (d), or (e); provided, that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Common Stock issuable upon any conversion of shares of Series A-X Preferred Stock.

(iii)                               If the Corporation shall enter into any transaction for the purpose of avoiding the application of the provisions of Sections 6(c), (d) or (e) or this Section 6(f), the benefits of such provisions shall nevertheless apply and be preserved.

(iv)                              Any dividend or distribution that was paid or distributed to, or otherwise made available to or set aside for, to the holders of Series A-X Preferred Stock (pursuant to Section 3(a) or otherwise) shall not also result in an adjustment to the Conversion Price pursuant to Section 6.

7.                                       STATUS OF SHARES.  All shares of Series A-X Preferred Stock that are at any time redeemed pursuant to Section 5 or converted pursuant to Section 6 and all shares of

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Series A-X Preferred Stock that are otherwise reacquired by the Corporation shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized but unissued shares of Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.

8.                                       VOTING RIGHTS.

(a)          Limited Voting Rights.  The holders of record of shares of Series A-X Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 8 or as otherwise provided by law.

(b)         Right to Vote with Common Stock.  The holders of the shares of Series A-X Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock (voting together with the holders of Common Stock as one class) and (ii) shall be entitled to a number of votes equal to the number of votes to which shares of Common Stock issuable upon conversion by the holder of such shares of Series A-X Preferred Stock pursuant to Section 6(a)(i) would have been entitled if such shares of Common Stock had been Outstanding at the time of the applicable record date.

(c)          Right to Vote as a Separate Class.  In addition to the rights provided in Section 8(b) and any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority by voting power of the then outstanding shares of Series A-X Preferred Stock voting together as a single class:

(i)                                     change the rights, preferences, privileges or restrictions of the shares of Series A-X Preferred Stock;

(ii)                                  increase or decrease the aggregate number of authorized shares of Series A-X Preferred;

(iii)                               create, authorize, designate or issue Senior Securities; or

(iv)                              merge or consolidate into or with any other corporation or entity if the effect of any such transaction would be to change or adversely affect in any manner whatsoever the rights, privileges, seniority or preferences of the Series A-X Preferred Stock.

9.                                       AGGREGATE OWNERSHIP LIMITATION.  If upon any proposed conversion of Series A-X Preferred Stock pursuant to Section 6(a), any holder of Series A-X Preferred would be entitled to receive Common Stock that, taken together with all other shares of Common Stock Beneficially Owned by such holder and its Affiliates, would result in such holder and its Affiliates acquiring Beneficial Ownership of more than 19.9% of the Corporation’s Common Stock then Outstanding immediately following such conversion (the “OWNERSHIP THRESHOLD”), then:

(a)          Such holder shall instead receive upon conversion a number of shares of Common Stock up to the Ownership Threshold; and

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(b)         To the extent such holder would have otherwise received shares of Common Stock in excess of the Ownership Threshold, the Corporation shall redeem such number of shares of Series A-X Preferred Stock as would result in such holder exceeding the Ownership Threshold at a cash redemption price equal to the product of (i) such number of shares of Common Stock in excess of the Ownership Threshold times (ii) the Current Average Market Price on the relevant Conversion Date (the “OWNERSHIP THRESHOLD REDEMPTION AMOUNT”).

10.                                 CERTAIN DEFAULTS AND REMEDIES.

(a)          Events of Default.  Subject to Section 10(b), an “EVENT OF DEFAULT” shall occur if:

(i)                                     the Corporation (A) defaults in the payment of any principal of (including any premium, if any, on) (1) any Convertible Note when the same becomes due and payable (whether at maturity, on a Prepayment Date, on a Prepayment Event Date, or otherwise) or (2) any Promissory Note (as such term is defined in the Purchase Agreement) held by AstraZeneca UK Limited or any of its Affiliates; or (B) fails to redeem, and to pay to any holder the Redemption Price for, each share of Preferred Stock that the Corporation is required to redeem on the date specified for such redemption herein;

(ii)                                  the Corporation fails to comply with any of its obligations under (A) the Convertible Note, if any, or any Promissory Note (as such term is defined in the Purchase Agreement) held by AstraZeneca UK Limited or any of its Affiliates or (B) Section 5.6(a) or Section 5.8 of the Purchase Agreement, in each case other than any obligation specified in Section 10(a)(i), and the default continues for the period and after the notice specified in Section 10(b);

(iii)                               the Corporation fails to provide notice of a Redemption Event to the holder when required by Section 5(d)(ii) for a period of thirty (30) days after notice of failure to do so;

(iv)                              the Corporation shall default in respect of any of its obligations under the Preferred Stock other than any obligation specified in Section 10(a)(i) and the default continues for the period and after the notice specified in Section 10(b);

(v)                                 the Purchase Agreement, or any other agreement or instrument contemplated by the Purchase Agreement, shall be asserted by the Corporation not to be a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms;

(vi)                              the Corporation or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)      commences a voluntary case or proceeding;

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(B)        consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C)        consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D)       makes a general assignment for the benefit of its creditors; or

(vii)                           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)      is for relief against the Corporation or any Significant Subsidiary in an involuntary case or proceeding;

(B)        appoints a Custodian of the Corporation or any Significant Subsidiary or for all or substantially all of the property of the Corporation or any Significant Subsidiary; or

(C)        orders the liquidation of the Corporation or any Significant Subsidiary;

and in each case the order or decree remains unstayed and in effect for sixty (60) consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, holder, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

(b)         Notice and Cure.

(i)                                     A default under Section 10(a)(ii) or (a)(iv) is not an Event of Default until the holder notifies the Corporation in writing of the default and the Corporation does not cure the default within sixty (60) days after receipt of such notice.  The notice given pursuant to this Section 10(b) must specify the Event of Default, demand that it be remedied and state that the notice is a “NOTICE OF DEFAULT.”

(ii)                                  When any Event of Default under Section 10(a) is cured, it ceases.

(iii)                               The Corporation shall immediately notify each holder of Series A-X Preferred Stock upon becoming aware of the existence of any condition or event which constitutes a default or an Event of Default hereunder by written notice which specifies the nature and period of existence of such default or Event of Default and what action the Corporation is taking or proposes to take with respect thereto.  No holder shall be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the holder or any agent of the holder.

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(c)          Redemption.

(i)                                     If an Event of Default (other than an Event of Default specified in Section 10(a)(vi) or (vii)) occurs and is continuing, the holders of a majority of the shares of Series A-X Preferred Stock then outstanding may, by notice to the Corporation, demand in a notice to the Corporation that the Corporation redeem, on a Business Day specified in such notice, which day shall be not less than ten (10) days following the date of such notice (such specified date the “DEFAULT REDEMPTION DATE”), all of the shares of Series A-X Preferred Stock then outstanding, and the Corporation shall redeem all such shares at a cash redemption price per share equal to the Redemption Price.  If an Event of Default specified in Section 10(a)(vi) or (vii) occurs, all Series A-X Preferred Stock then outstanding shall ipso facto become and be immediately redeemable by the Corporation at a cash redemption price per share equal to the Redemption Price without any declaration or other act on the part of the holders.  Each holder may at any time, by notice to the Corporation, rescind a redemption notice and its consequences.  No such rescission shall affect any subsequent default of impair any right consequent thereto.

(ii)                                  On or prior to the Default Redemption Date, the holders of the Series A-X Preferred Stock shall surrender their certificates representing such shares to the Corporation at the Corporation’s principal executive offices or such other location as the Corporation may by notice direct, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on each such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.  From and after the Default Redemption Date, unless there shall have been a default in payment of Redemption Price, all rights of the holders of the Series A-X Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or deemed to be outstanding for any purpose whatsoever.

(iii)                               In the event that the Corporation does not pay the Redemption Price on the Default Redemption Date, the Redemption Price shall be calculated as if the Default Redemption Date were the later of such date and the date on which such payment is made.  If the Corporation is unable at the Default Redemption Date to redeem any or all shares of Series A-X Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Delaware, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws.  In the event of any redemption of only a part of the then outstanding Series A-X Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of Series A-X Preferred Stock held on the date of notice of redemption).

(d)         Other Remedies.  A delay or omission by any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

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11.                                 DEFINITIONS.

(a)          General.  Unless otherwise specified, references in this Certificate to any section are references to such section of this Certificate and, unless otherwise specified, references in any section or definition to any clause are references to such clause of such section or definition.  Terms for which meanings are defined in this Certificate shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may permit or require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The term “including” means including, without limiting the generality of any description preceding such term.  Each reference herein to any person shall include a reference to such person’s successors and permitted assigns.  Unless otherwise specified, references to any agreement, instrument or other document in this Certificate refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

(b)         Defined Terms.  Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Affiliate” means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.  For purposes of this definition, the term “control” (and correlative terms “controlling,” “controlled by” and “under common control with”) means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

“Approved Market” means the NNM, the New York Stock Exchange, or the American Stock Exchange.

“Average Market Price for Corporation’s Conversion Option” means, with respect to shares of Common Stock, the arithmetic mean of the daily Market Prices of shares of Common Stock for the ten (10) consecutive Trading Days commencing on the eleventh (11th) Trading Day preceding the Conversion Date and ending on the Trading Day next preceding the Conversion Date; provided, however, that in no event shall the “Average Market Price for Corporation’s Conversion Option” be more than one hundred one percent (101%) of the Market Price of shares of Common Stock for the last Trading Day preceding the Conversion Date.

“Bankruptcy Law” has the meaning set forth in Section 10(a).

“Base Liquidation Value” has the meaning set forth in Section 4(a).

“Beneficially Own” or “Beneficial Ownership” are used herein with the same meanings given to such terms in Rules 13d-3 and 13d-5 of the Exchange Act.

“Board of Directors” has the meaning set forth in the first paragraph hereof.

“Business Day” means any day that, in the State of New York and the State of California, is not a day on which banking institutions are authorized by law or regulation to close.

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“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate” has the meaning set forth in the first paragraph hereof.

“Collaboration Agreement” means the Collaboration Agreement, dated as of October 15, 2003, between the Corporation and AstraZeneca UK Limited.

“Common Stock” means the Common Stock of the Corporation, par value $0.0001 per share.

“Conversion Date” has the meaning set forth in Section 6(b)(iii).

“Conversion Price” has the meaning set forth in Section 6(a)(i).

“Convertible Note” has the meaning set forth in the Purchase Agreement.

“Corporation” has the meaning set forth in the first paragraph hereof.

“Corporation Conversion Price” has the meaning set forth in Section 6(a)(ii).

“Corporation’s Election Notice” has the meaning set forth in Section 6(b)(i)(B).

“Current Average Market Price” means, with respect to shares of the Common Stock as of a given day, the arithmetic mean of the daily Market Prices of shares of the Common Stock for the thirty (30) consecutive Trading Days commencing forty-five (45) Trading Days before the date of determination or, for purposes of all computations under Section 6(c)(ii) and (iii), (a) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under Section 6(c)(iii) or (b) the record date with respect to distributions, issuances or other events requiring such computation under Section 6(c)(ii) and (iii), calculated in any case by taking the sum of the Market Prices for shares of the Common Stock for each of the thirty (30) days in the specified period and dividing the foregoing sum by thirty (30).

“Custodian” has the meaning set forth in Section 10(a).

“Default Redemption Date” has the meaning set forth in Section 10(c).

“Designated Number of Redemption Event Shares” has the meaning set forth in Section 5(d).

“Determination Date” has the meaning set forth in Section 6(c)(iii)(E).

“Discovery Period” means the period commencing on the effective date of the Collaboration Agreement and ending on the later to occur of (a) the date of expiration or termination of the Antigen Designation Term (as such term is defined in the Collaboration Agreement) and (b) the date of expiration or termination of the Research Program Term (as such term is defined in the Collaboration Agreement) with respect to the Research Program (as such

26

term is defined in the Collaboration Agreement) that is the last such program to terminate or expire pursuant to the Collaboration Agreement.

“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year.

“Dividend Period” means (a) the period beginning on the Dividend Trigger Date and ending on the first Dividend Payment Date and (b) each quarterly period between Dividend Payment Dates.

“Dividend Rate” means (a) during the period commencing on the Initial Closing Date (as such term is defined in the Purchase Agreement) and ending on the fifth anniversary of such date, a rate equal to the 10-Year United States Treasury Bond yield rate as reported in The Wall Street Journal Western edition on the Initial Closing Date, plus an additional three percent (3%) compounded annually, and (b) during the period commencing on the date following the fifth anniversary of the Initial Closing Date and continuing until the last date on which all shares of Preferred Stock have been converted or redeemed, a rate equal to the 10-Year United States Treasury Bond yield rate as reported in The Wall Street Journal Western edition on the first day of such period, plus an additional three percent (3%) compounded annually; provided, however, that if The Wall Street Journal ceases to be published, then the 10-Year United States Treasury Bond yield rate to be used shall be that reported in such other business publication of national circulation in the United States as the Corporation and the holder reasonably agree.

“Dividend Trigger Date” has the meaning set forth in Section 3(b).

“Event of Default” has the meaning set forth in Section 10(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Expiration Date” has the meaning set forth in Section 6(c)(iii)(F).

“Expiration Time” has the meaning set forth in Section 6(c)(iii)(F).

“Initial Conversion Price” has the meaning set forth in Section 6(a)(i).

“Junior Securities” has the meaning set for in Section 2.

“Liquidation Value” has the meaning set forth in Section 4(a).

“Market Price” means, with respect to a particular security, on any given day, the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the NNM or, if the security is not listed or admitted to trading on the NNM, on the principal national securities exchange on which the security is listed or admitted to trading or, if not listed or admitted to trading on the NNM or any national securities exchange, the last reported sales price of the security as quoted on Nasdaq or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted

27

on Nasdaq or any comparable system or, if the security is not quoted on Nasdaq or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.  If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

“Maturity Date” has the meaning set forth in Section 5(a).

“Maximum Number of Redemption Event Shares” means the total number of shares of Series A-X Preferred Stock held by a holder as of a Redemption Event Date.

 “NNM” means the Nasdaq National Market.

“Notice of Default” has the meaning set forth in Section 10(b).

“Officer” means the chairman or any co-chairman of the board, any vice chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the controller, the secretary or any assistant controller or assistant secretary of the Corporation.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel.  The counsel may be an employee of or counsel to the Corporation.

“Outstanding” means, at any time, the number of shares of Common Stock then outstanding calculated on a fully diluted basis, assuming the exercise, exchange or conversion into Common Stock of all outstanding securities exercisable, exchangeable or convertible into shares of Common Stock (whether or not then exercisable, exchangeable or convertible).

“Ownership Threshold” has the meaning set forth in Section 9.

“Ownership Threshold Redemption Amount” has the meaning set forth in Section 9(b).

 “Parity Securities” has the meaning set forth in Section 2.

“Person” means an individual, corporation, partnership, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Preferred Stock” has the meaning set forth in the first paragraph hereof.

 “Purchase Agreement” means the Securities Purchase Agreement, dated as of October 15, 2003, between the Corporation and AstraZeneca UK Limited.

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“Purchased Shares” has the meaning set forth in Section 6(c)(iii)(F).

“Redemption Date” has the meaning set forth in Section 5(c).

“Redemption Event” means a Change in Control (as such term is defined in the Collaboration Agreement) that occurs at any time after the last day of the Discovery Period.

“Redemption Event Date” has the meaning set forth in Section 5(d)(i).

“Redemption Event Notice” has the meaning set forth in Section 5(d)(iii).

“Redemption Notice” has the meaning set forth in Section 5(c).

“Redemption Price” has the meaning set forth in Section 5(a).

“Restricted Conversion Period” has the meaning set forth in Section 6(a)(ii).

“Rights Plan” has the meaning set forth in Section 6(c)(iii)(C).

“Securities Act” means the United States Securities Act of 1933, as amended.

“Senior Securities” has the meaning set forth in Section 2.

“Series A-2 Certificate of Designation” has the meaning given to such term in the Purchase Agreement.

“Series A-X Preferred Stock” has the meaning set forth in Section 1.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership, or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or holders thereof is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

“Trading Day” means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are generally not traded on the principal exchange or market in which such security is traded.

“Trigger Event” has the meaning set forth in Section 6(c)(iii)(D).

“Triggering Distribution” has the meaning set forth in Section 6(c)(iii)(E).

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12.                                 NO OTHER RIGHTS.

The shares of Series A-X Preferred Stock shall not have any relative, optional or other special rights and powers except as set forth herein or as may be required by law.

[The remainder of this page was left blank intentionally.]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed and acknowledged by its undersigned duly authorized officer this [       ] day of [          ,] 2003.

ABGENIX, INC.

By:
Name:
Title:

31

EXHIBIT E

MILESTONE EVENTS

Capitalized terms used in this Exhibit E that are not defined in this Agreement shall have the meanings set forth in the Collaboration Agreement.

1.                                       First Milestone Event.  For purposes of Section 2.2(b) of this Agreement, the “First Milestone Event” shall be deemed to have occurred on the first date on which at least one (1) Research Antibody with respect to each of three (3) separate Collaboration Antigens for which the Company has completed the applicable Research Program has been (i) determined to have met or exceeded the applicable Candidate Drug Target Profile for each such Collaboration Antigen (whether or not designated a Candidate Drug), or (ii) designated a Candidate Drug.

2.                                       Second Milestone Event.  For purposes of Section 2.2(b) of this Agreement, the “Second Milestone Event” shall be deemed to have occurred on the first date on which at least one (1) Research Antibody with respect to each of six (6) separate Collaboration Antigens, in the aggregate, for which the Company has completed the applicable Research Program has been (i) determined to have met or exceeded the applicable Candidate Drug Target Profile for each such Collaboration Antigen (whether or not designated a Candidate Drug), or (ii) designated a Candidate Drug.

3.                                       Disputes.  Any dispute between the Purchaser and the Company as to whether a Research Antibody has met or exceeded the applicable Candidate Drug Target Profile shall be resolved in accordance with the provisions of Section 3.6 of the Collaboration Agreement.

4.                                       Additional Clarifications Regarding the First Milestone Event and the Second Milestone Event.  For the avoidance of doubt, if the Purchaser terminates a Research Program with respect to a Collaboration Antigen pursuant to Section 16.2, 16.3 or 16.6 of the Collaboration Agreement, no Research Antibodies with respect to that Research Program shall count towards the First Milestone Event or the Second Milestone Event, as the case may be.  For the further avoidance of doubt, no Research Antibodies with respect to a Co-Development Antigen shall count towards the First Milestone Event or the Second Milestone Event, as the case may be.

EXHIBIT F-A

FORM OF LEGAL OPINION - INITIAL CLOSING

[Omitted]

EXHIBIT F-B

FORM OF LEGAL OPINION - INITIAL CLOSING

[Omitted]

EXHIBIT G

FORM OF AMENDMENT NO. 1 TO RIGHTS AGREEMENT

[See Exhibit 4.5]

EXHIBIT H

MATTERS TO BE COVERED BY LEGAL OPINION(S)- SUBSEQUENT CLOSING

[The Purchase Agreement, Convertible Note and each Promissory Note are referred to herein collectively as the “Transaction Instruments.”]

1.               The Company has been duly organized and is validly existing in good standing under the laws of the State of Delaware.

2.               The Company’s authorized capital stock consists of               shares, of which                          are common stock, par value $.0001 per share, and                 are preferred stock, $.0001 per share.  Of the authorized shares of preferred stock, (i) 50,000 shares have been designated as shares of Series A Participating Preferred Stock, par value $.0001 per share, (ii) one share has been designated as a Special Voting Share, par value $.0001 per share, (iii) 50,000 shares have been designated as Series A-1 Preferred Stock, par value $.0001 per share, (iv) 50,000 shares have been designated as Series A-2 Preferred Stock, par value $.0001 per share, (v)               shares have been designated as Series [A-3/A-4] Preferred Stock, par value $.0001 per share, and (vi)                    shares have been designated as                            .  [To be revised as appropriate to reflect the Company’s capital structure at the time of the Subsequent Closing].

3.               The shares of Series [A-3/A-4] Preferred Stock to be issued and sold by the Company to you at the Subsequent Closing have been duly authorized for issuance and, when issued and delivered in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid, and non-assessable.

4.               The shares of Common Stock initially issuable upon the conversion of the shares of Series [A-3/A-4] Preferred Stock to be sold by the Company to you at the Subsequent Closing have been duly authorized and reserved for issuance upon such conversion.  Upon issuance and delivery of any shares of Common Stock in accordance with the terms of the said shares of Series [A-3/A-4] Preferred Stock, such shares of Common Stock will be validly issued, fully paid and non-assessable.

5.               There are no preemptive rights under federal, California or New York law or under the Delaware General Corporation Law to subscribe for or purchase shares of the Company’s capital stock in connection with the transactions contemplated by the Purchase Agreement.  There are no preemptive or other rights to subscribe for or to purchase any shares of the Company’s capital stock in connection with the transactions contemplated by the Purchase Agreement pursuant to the Company’s Certificate of Incorporation or By-laws or any agreement or other instrument identified on Schedule A attached to this opinion letter, which is a list of all material agreements and instruments to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject (“Schedule A”).

6.               No consent, approval, authorization, order, registration or qualification of or with any federal, California or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal, California or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for issuance and sale by the Company of shares of Series [A-3/A-4] Preferred Stock at the Subsequent Closing except (i) those already obtained or made or (ii) those required under applicable Federal or state securities laws.

7.               The issuance by the Company of the shares of Series [A-3/A-4] Preferred Stock to be delivered by the Company to you at the Subsequent Closing will not breach or result in a default under any agreement or other instrument identified on Schedule A, nor will such action violate the Certificate of Incorporation or By-laws of the Company or any federal, California or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal, California or New York statute or the Delaware General Corporation Law or any order known to us issued pursuant to any federal, California or New York statute or the Delaware General Corporation Law by any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties.

8.               To such counsel’s knowledge, there is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or its subsidiaries is subject that questions or challenges the validity or enforceability of the Transaction Instruments or the right of the Company to enter into the Transaction Instruments and to consummate the transactions contemplated thereby.  As used in this paragraph 8, the expression “to such counsel’s knowledge” means that, after an examination of each of the Transaction Instruments and the [Series A-3/A-4] Certificate of Designation, and after inquiries of other lawyers in the Company’s legal department or such counsel’s law firm, as the case may be, but without any further independent factual investigation made for purposes of such opinion, such counsel does not believe that the opinion set forth herein is incorrect.

9.               No registration of the shares of Series [A-3/A-4] Preferred Stock to be delivered by it to you at the Subsequent Closing under the Securities Act or under the securities laws of the State of California or New York is required in connection with the issuance and sale of such shares of Series [A-3/A-4] Preferred Stock by the Company to the Purchaser solely in the manner contemplated by the Purchase Agreement.